                                                                    EXHIBIT 10.1






                                CREDIT AGREEMENT



                                  by and among



                         WINDMERE-DURABLE HOLDINGS, INC.
                                  as Borrower,


                        NATIONSBANK, NATIONAL ASSOCIATION
                             as Agent and as Lender,

                                       and

                THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME




                                  June 26, 1998

                                TABLE OF CONTENTS

                                                                                       Page
ARTICLE I Definitions and Terms...........................................................1
   I.1. Definitions.......................................................................1
   I.2. Rules of Interpretation..........................................................35
ARTICLE II The Term Loans................................................................37
   II.1. Term Loans......................................................................37
   II.2. Payment of Principal............................................................37
   II.3. Payment of Interest.............................................................38
   II.4. Manner of Payment...............................................................39
   II.5. Optional Prepayments............................................................39
   II.6. Mandatory Prepayments...........................................................40
   II.7. Term Notes......................................................................42
   II.8. Interest Periods................................................................42
   II.9. Conversions and Elections of Subsequent Interest Periods........................42
   II.10. Pro Rata Payments..............................................................43
   II.11. Use of Proceeds................................................................43
ARTICLE III The Revolving Credit Facility................................................44
   III.1. Revolving Loans................................................................44
   III.2. Payment of Interest............................................................47
   III.3. Payment of Principal...........................................................47
   III.4. Manner of Payment..............................................................47
   III.5. Revolving Notes and Swing Line Notes...........................................48
   III.6. Pro Rata Payments..............................................................48
   III.7. Optional Commitment Reductions.................................................48
   III.8. Conversions and Elections of Subsequent Interest Periods.......................49
   III.9. Increase and Decrease in Amounts...............................................49
   III.10. Unused Fee....................................................................50
   III.11. Deficiency Advances; Failure to Purchase Participations.......................50
   III.12. Use of Proceeds...............................................................51
   III.13. Swing Line....................................................................51
ARTICLE IV Letters of Credit.............................................................53
   IV.1. Letters of Credit...............................................................53
   IV.2. Reimbursement...................................................................53
   IV.3. Letter of Credit Facility Fees..................................................57
   IV.4. Administrative Fees.............................................................57
ARTICLE V Security.......................................................................58
   V.1. Security Interest................................................................58
   V.2. Stock Pledge.....................................................................58
   V.3. Guaranty.........................................................................58
   V.4. Mortgages........................................................................59
   V.5. Intellectual Property............................................................59
   V.6. Information Regarding Collateral.................................................59
   V.7. Further Assurances...............................................................60
ARTICLE VI Change in Circumstances.......................................................61
   VI.1. Increased Cost and Reduced Return...............................................61
   VI.2. Limitation on Types of Loans....................................................62
   VI.3. Illegality......................................................................63
   VI.4. Treatment of Affected Loans.....................................................63
   VI.5. Compensation....................................................................64

   VI.6. Taxes...........................................................................64
   VI.7. Replacement Banks...............................................................66
ARTICLE VII Conditions to Making Loans and Issuing Letters of Credit.....................67
   VII.1. Conditions of Initial Advance..................................................67
   VII.2. Conditions of Loans and Letter of Credit.......................................71
ARTICLE VIII Representations and Warranties..............................................73
   VIII.1. Organization and Authority....................................................73
   VIII.2. Loan Documents................................................................73
   VIII.3. Solvency......................................................................74
   VIII.4. Subsidiaries and Shareholders.................................................74
   VIII.5. Ownership Interests...........................................................74
   VIII.6. Financial Condition...........................................................74
   VIII.7. Title to Properties...........................................................75
   VIII.8. Taxes.........................................................................76
   VIII.9. Other Agreements..............................................................76
   VIII.10. Litigation...................................................................76
   VIII.11. Margin Stock.................................................................76
   VIII.12. Investment Company...........................................................76
   VIII.13. Intellectual Property........................................................77
   VIII.14. No Untrue Statement..........................................................77
   VIII.15. No Consents, Etc.............................................................77
   VIII.16. Employee Benefit Plans.......................................................77
   VIII.17. No Default...................................................................79
   VIII.18. Hazardous Materials..........................................................79
   VIII.19. Employment Matters...........................................................80
   VIII.20. RICO.........................................................................80
   VIII.21. Year 2000 Compliance.........................................................80
   VIII.22. Transaction Agreement Representations........................................81
ARTICLE IX Affirmative Covenants.........................................................82
   IX.1. Financial Reports, Etc..........................................................82
   IX.2. Maintain Properties and Agreements..............................................84
   IX.3. Existence, Qualification, Etc...................................................84
   IX.4. Regulations and Taxes...........................................................84
   IX.5. Insurance.......................................................................84
   IX.6. True Books......................................................................84
   IX.7. Right of Inspection.............................................................85
   IX.8. Observe all Laws................................................................85
   IX.9. Covenants Extending to Other Persons............................................85
   IX.10. Officer's Knowledge of Default.................................................85
   IX.11. Suits or Other Proceedings.....................................................85
   IX.12. Notice of Discharge of Hazardous Material or Environmental Complaint...........85
   IX.13. Environmental Compliance.......................................................86
   IX.14. Indemnification................................................................86
   IX.15. Further Assurances.............................................................86
   IX.16. Employee Benefit Plans.........................................................86
   IX.17. Termination Events.............................................................87
   IX.18. ERISA Notices..................................................................87
   IX.19. Continued Operations...........................................................87
   IX.20. Use of Proceeds................................................................87
   IX.21. New Subsidiaries; Minority Interests...........................................87
ARTICLE X Negative Covenants.............................................................90
   X.1. Indebtedness.....................................................................90

   X.2. Liens...........................................................................91
   X.3. Investments; Acquisitions.......................................................92
   X.4. Merger or Transfer of Assets....................................................92
   X.5. Transactions with Affiliates....................................................93
   X.6. Compliance with ERISA...........................................................94
   X.7. Fiscal Year.....................................................................94
   X.8. Dissolution, etc................................................................94
   X.9. Hedging Obligations.............................................................95
   X.10. Dividends, Redemptions and Other Payments......................................95
   X.11. Subordinated Debt..............................................................95
   X.12. Defaults Under Other Agreements................................................95
   X.13. Compensation; Reimbursement of Expenses........................................96
   X.14. Change in Accountants..........................................................96
   X.15. Limitations on Sales and Leasebacks............................................96
   X.16. Negative Pledge Clauses........................................................96
   X.17. Intellectual Property..........................................................96
   X.18. Licenses.......................................................................96
   X.19. Amendment of Documents.........................................................97
   X.20. Limitations on Certain Restrictive Covenants...................................97
   X.21. Limitations on Business Activities.............................................97
   X.22. Financial Covenants............................................................97
ARTICLE XI Events of Default and Acceleration...........................................101
   XI.1. Events of Default..............................................................101
   XI.2. Agent to Act...................................................................105
   XI.3. Cumulative Rights..............................................................105
   XI.4. No Waiver......................................................................105
   XI.5. Allocation of Proceeds.........................................................105
ARTICLE XII The Agent...................................................................107
   XII.1. Appointment, Powers, and Immunities...........................................107
   XII.2. Reliance by Agent.............................................................107
   XII.3. Defaults......................................................................108
   XII.4. Rights as Lender..............................................................108
   XII.5. Indemnification...............................................................108
   XII.6. Non-Reliance on Agent and Other Lenders.......................................109
   XII.7. Resignation of Agent..........................................................109
   XII.8. Fees..........................................................................109
ARTICLE XIII Miscellaneous..............................................................110
   XIII.1. Assignments and Participations...............................................110
   XIII.2. Notices......................................................................112
   XIII.3. Right of Set-off; Adjustments................................................113
   XIII.4. Survival.....................................................................114
   XIII.5. Expenses; Indemnification....................................................114
   XIII.6. Amendments and Waivers.......................................................115
   XIII.7. Counterparts.................................................................116
   XIII.8. Termination..................................................................116
   XIII.9. Confidentiality..............................................................116
   XIII.10. Severability................................................................117
   XIII.11. Entire Agreement............................................................117
   XIII.12. Agreement Controls..........................................................117
   XIII.13. Usury Savings Clause........................................................117
   XIII.14. GOVERNING LAW; WAIVER OF JURY TRIAL.........................................118

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of June 26, 1998 (the "Agreement"), is made by and among WINDMERE-DURABLE HOLDINGS, INC., a Florida corporation having its principal place of business in Miami Lakes, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 hereof (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Article XII, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to it credit facilities up to an aggregate amount of $345,000,000 consisting of (a) a revolving credit facility in the maximum aggregate principal amount at any time outstanding of $160,000,000, which shall include (i) a letter of credit facility of $20,000,000 and (ii) a swing line facility of $10,000,000, and (b) a term loan A facility in the maximum principal amount of $90,000,000, (c) a term loan B facility in the maximum principal amount of $75,000,000 and (d) a term loan C facility in the maximum principal amount of $20,000,000; and

         WHEREAS, the Lenders are willing to make all such facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                              Definitions and Terms

         I.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute any material part of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan or the advance of any Term Loan on the Closing Date.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock of the Borrower or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Percentage" means, with respect to each Lender at any time, (i) with respect to the Revolving Credit Facility and the Participations, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, and (ii) with respect to each of the Term Loan A Facility, Term Loan B Facility or Term Loan C Facility, as the case may be, a fraction, the numerator of which shall be such Lender's Term Loan A Commitment, Term Loan B Commitment or Term Loan C Commitment, as applicable, and the denominator of which shall be the Total Term Loan A Commitment, the Total Term Loan B Commitment or the Total Term Loan C Commitment, as applicable, which Applicable Commitment Percentage in each case for each Lender as of the Closing Date is as set forth in Exhibit A hereto; provided that each Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1 hereof.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the period of four consecutive fiscal quarters most recently ended as specified below:

         ------------------------------------------------------------------------------------------------------
                                        Applicable         Applicable         Applicable           Applicable
                                        Margin for         Margin for          Margin for          Margin for
                                      Eurodollar Rate    Eurodollar Rate       Base Rate           Base Rate
                                      Loans that are     Loans that are     Loans that are       Loans that are
                                      Revolving Loans      Segments of      Revolving Loans       Segments of
                    Consolidated      or Segments of       Term Loan B      or Segments of        Term Loan B
         Tier      Leverage Ratio      Term Loan A       and Term Loan C      Term Loan A       and Term Loan C
         ------------------------------------------------------------------------------------------------------
          I      Equal to or less          1.75%               2.75%               .75%               1.75%
                than 4.00 to 1.00
         ------------------------------------------------------------------------------------------------------
         II     Greater than 4.00          2.00%               2.75%              1.00%               1.75%
                 to 1.00 and less
                 than or equal to
                   4.50 to 1.00
         ------------------------------------------------------------------------------------------------------
         III    Greater than 4.50          2.25%               3.00%              1.25%               2.00%
                 to 1.00 and less
                 than or equal to
                   5.00 to 1.00
         ------------------------------------------------------------------------------------------------------
         IV     Greater than 5.00          2.50%               3.00%              1.50%               2.00%
                     to 1.00
         ------------------------------------------------------------------------------------------------------

         The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a) and (b) hereof, subject to review and confirmation of such computations by the Agent, and shall be effective (the "Effective Date") commencing on the first Business Day next following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the first Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section
         9.1 hereof, then the Applicable Margin shall be Tier IV until the appropriate certificate is so delivered. From the Closing Date to the first Effective Date next following December 31, 1998 (the "Initial Period"), the Applicable Margin shall be as set forth in Tier IV; provided further, however, that if the Stock Offering is consummated prior to the end of the Initial Period, the Applicable Margin shall be as set forth in Tier III for the remainder of the Initial Period; and provided further, however, that for the Determination Dates occurring December 31, 1998 and March 31, 1999 the calculation of Consolidated EBITDA for determining the Consolidated Leverage Ratio (for the purposes of calculating the Applicable Margin only) shall be made as if the HPG Acquisition were consummated on January 1, 1998 and shall include such pro forma adjustments as were permitted in the Registration Statement, all in form satisfactory to the Agent.

                  "Applicable Period" means (i) for the fiscal quarter of the Borrower and its Subsidiaries ending June 30, 1999 and each fiscal quarter of the Borrower and its Subsidiaries thereafter, a Four-Quarter Period, and (ii) for the fiscal quarters of the Borrower and its Subsidiaries ending September 30, 1998, December 31, 1998, and March 31, 1999 the one, two and three fiscal quarter periods ending on such dates. For purposes of determining the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Fixed Charge Ratio for the one, two or three fiscal quarter periods of the Borrower and its Subsidiaries ending September 30, 1998, December 31, 1998 and March 31, 1999, Consolidated EBITDA, Consolidated Interest Expense and Consolidated Fixed Charges shall be determined by multiplying the Adjusted Consolidated Fixed Charges (other than required principal payments) for such periods by four, two and four-thirds, respectively. Commencing with the fiscal quarter ending June 30, 1999 and thereafter, such ratios shall be calculated for a Four-Quarter Period.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Approved Receivables Insurance Program" means a receivables insurance program with NationsBanc Commercial Credit approved in writing by the Required Lenders.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans, and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Approved Stock Option Plan" means (a) each stock option plan (whether relating to employees or directors) or agreement pursuant to which the options listed on Schedule 1.4 hereto are listed and (b) any executive or employee stock option or incentive plan hereafter adopted by the board of directors of the Borrower.

                  "Asheboro Facility" means the manufacturing facility of the Seller leased by the Borrower and located at 1758 Fayetteville Street, Asheboro, North Carolina 27203.

                  "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, other than as permitted under Section 10.4 hereof, of (a) any or all of the assets, excluding cash and cash equivalents, of the Borrower or its Subsidiaries, and (b) any of the capital stock (including the Salton/Maxim Shares), or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Person (other than a disposition to a Guarantor).

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B hereto (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1 hereof.

                  "Authorized Representative" means any of the President or any Vice President of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C hereto.

                  "Base Rate" means, for any day, the sum of (a) higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day, plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Revolving Loan or Segment of a Term Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan made either
         (i) to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) to pay NationsBank in respect of Swing Line Outstandings.

                  "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

                  "Black & Decker License Agreement" means that certain Trademark License Agreement dated as of the date hereof among The Black & Decker Corporation and the Borrower.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Base" means, as of the date of determination thereof, (i) Eligible Receivables multiplied by 85% plus (ii) the value, determined at the lower of cost or market value in accordance with GAAP, of all Eligible Inventory multiplied by (a) for the period from July 1 through December 31 of each year, 65% and (b) at all other times, 50%, less (iii) 50% of the aggregate amount of all Indebtedness of Foreign Subsidiaries permitted under Section 10.1(h) outstanding as of such date of determination; provided, however, at no time shall the amount of the Borrowing Base attributable to Eligible Inventory exceed the amount of the Borrowing Base attributable to Eligible Receivables.

                  "Borrowing Base Certificate" means a certificate of an Authorized Representative in the form attached hereto as Exhibit K hereto.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

                  "Bridge Loan Agreement" means that certain Bridge Loan Agreement dated as of the date hereof by and between the Borrower and NationsBridge providing for the incurrence of the Subordinated Bridge Debt.

                  "Bridge Loan Documents" means the Bridge Loan Agreement, the executed version of each document attached thereto as an exhibit and all other documents and agreements delivered or entered into in connection with the transactions contemplated thereby.

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, the rate used in preparation of the financial statements described in Section 9.1(a)) all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 7.1 hereof have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

                  "Collateral Assignment of Contracts" means that certain Collateral Assignment of Contracts dated as of the date hereof by HP Mexico in favor of the Agent pursuant to which HP Mexico has collaterally assigned all of their rights and interests under certain material contracts identified therein.

                  "Commitments" means the Revolving Credit Commitment, the Term Loan A Commitment, the Term Loan B Commitment and the Term Loan C Commitment.

                  "Company Securities" means common stock of the Borrower, par value $.10 per share, issued in connection with the Permanent Junior Financing in replacement of at least $100,000,000 in principal amount of the Bridge Notes.

                  "Condemnation Award" means the cash proceeds received by the Borrower or any Subsidiary from any condemnation or other taking (by eminent domain or otherwise) of the whole or any part of the property of the Borrower or any Subsidiary by any Governmental Authority.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in
         Section 8.6(a) hereof.

                  "Consolidated EBITDA" means, with respect to the Borrower and its

         Subsidiaries, for the Applicable Period ending as of the date of determination, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to an Acquisition that is accounted for as a "purchase", for the four fiscal quarters ending after the date of such Acquisition, Consolidated EBITDA shall include the results of operations of such acquired Person or assets, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interest".

                  "Consolidated Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries for any Fiscal Year, (i) Consolidated EBITDA for such period (including therein any net gain or loss, as applicable, of an extraordinary nature otherwise excluded from the calculation thereof in the definition of "Consolidated Net Income") minus (ii) the sum of, without duplication, for such period (A) Capital Expenditures, plus (B) Consolidated Interest Expense, plus (C) required principal payments on Consolidated Funded Indebtedness and optional prepayments of the Term Loans, plus (D) accrued taxes on income, plus
         (E) all cash paid as part of the cost of any Acquisition plus (F) all amounts included in the calculation of Consolidated EBITDA for the purposes of this definition to the extent such amounts are subject to the mandatory prepayment provisions of Section 2.6(a), (b), (c) or (e) hereof.

                  "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for the Applicable Period, the ratio of
         (i) Consolidated EBITDA for such period less Capital Expenditures for such period to (ii) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for the Applicable Period, the sum of, without duplication, (i) Consolidated Interest Expense, during such period, and
         (ii) the principal amount of Consolidated Funded Indebtedness due and payable during such period, all determined in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Funded Indebtedness" means at any time as of which the amount thereof is to be determined, all Indebtedness of the Borrower and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries, for the Applicable Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio" means, for any date for which the computation thereof is being made, the ratio of (i) Consolidated Funded Indebtedness (determined as at such date) to (ii) Consolidated EBITDA for the Applicable Period ending on (or most recently ended prior to) such date.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries less all operating and non-operating expenses (not related to extraordinary events) of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than (x) compliance with Section 10.23(a) hereof and (y) the computation of Consolidated EBITDA utilized to determine Excess Cash Flow) in such calculation (1) the amount of any net gains on the sale, conversion or other disposition of capital assets, (2) the amount of any net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (3) the amount of any net gains on the collection of proceeds of life insurance policies, (4) any write-up of any asset, (5) any other net gain of an extraordinary nature and (6) dividends and distributions in respect of minority investments in Persons other than Subsidiaries, all as determined in accordance with GAAP applied on a Consistent Basis; provided, however, that for the purposes of determining compliance with Section 10.23(a) hereof, there shall be disregarded any increase in Consolidated Net Income upon giving effect to an Acquisition which results from the treatment of such Acquisition as a "pooling of interest" although such Acquisition was a "purchase" transaction for GAAP purposes.

                  "Consolidated Net Worth" means the total of Borrower's and its Subsidiaries' shareholders' equity as determined in accordance with GAAP on a Consistent Basis.

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

                  Contingent Obligations shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can reasonably be expected to become an actual or matured liability of such Person.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.9 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Control Subsidiary" means any entity not constituting a Subsidiary hereunder but which would otherwise be included as a subsidiary of the Borrower for consolidated financial reporting purposes in accordance with GAAP.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.9 or 3.8 or Article VI hereof of one Type of Loan into another Type of Loan.

                  "Core Business" means, with respect to the Borrower and its Subsidiaries, the business of manufacturing and distributing of small household and outdoor appliances, pet products and related items consistent with past practices.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of consummation of any such Acquisition, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property and the unpaid principal amount of any debt instrument given as consideration, (iii) any Indebtedness assumed by the Borrower or its Subsidiaries in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
         (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a) hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of the Borrower or such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Credit Party" means, collectively, the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument.

                  "Debt Offering" means a public or private offering of Indebtedness (including, without limitation, any security constituting Indebtedness which is exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary (other than Indebtedness among the Borrower and any Subsidiary or one Subsidiary and another Subsidiary); provided, however, the term "Debt Offering" shall not include the issuance of the Permanent Subordinated Notes.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans and Reimbursement Obligations, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Direct Foreign Control Subsidiary" means any Foreign Control Subsidiary whose outstanding voting stock is owned by the Borrower or a Domestic Subsidiary.

                  "Direct Foreign Subsidiary" means any Foreign Subsidiary whose outstanding voting stock is owned by the Borrower or a Domestic Subsidiary.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Control Subsidiary" means any Control Subsidiary which is organized under the laws of one of the states comprising the United States of America, any territory thereof or the District of Columbia.

                  "Domestic Subsidiary" means any Subsidiary which is organized under the laws of one of the states comprising the United States of America, any territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender; (ii) an affiliate or Approved Fund of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.1 hereof, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Agent and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Inventory" means that domestic, Canadian and Mexican inventory owned by the Borrower or any Guarantor which is determined by the Agent in the reasonable exercise of its discretion to be Eligible Inventory; provided, however, that none of the following shall be Eligible Inventory:

                           (i) inventory that is kept in any location other than the warehouses identified on Schedule 1.2 hereto as owned or leased warehouse locations;

                           (ii) inventory that is unfinished, damaged, representing returned goods or is otherwise not readily marketable;

                           (iii) inventory that is subject to any Lien or otherwise not in conformity with any representation or warranty contained in the Security Instruments; and

                           (iv) inventory upon which a security interest in favor of the Agent for the benefit of the Lenders may not be perfected.

                  "Eligible Receivables" means (a) all accounts receivable of Subsidiaries owing from Foreign Account Debtors (as defined in clause
         (iii) below) which are subject to an Approved Receivables Insurance Program less any discount, reserve or similar offset or recourse to the Borrower or any Subsidiary applicable under such Approved Receivables Insurance Program and (b) those trade accounts receivable of the Borrower and each Domestic Subsidiary of the Borrower which are determined by the Agent in the reasonable exercise of its discretion to be an Eligible Receivable; provided, however, that none of the following shall be Eligible Receivables:

                           (ii)     intercompany receivables;

                           (iii) receivables owed by the United States government or any of its states, departments, agencies or instrumentalities of any thereof;

                           (iv) unless supported by a letter of credit issued by a financial institution, other than NationsBank, acceptable to the Agent, or payment of which is guaranteed or insured in a manner acceptable to the Agent and as to which there is a no recourse against the Borrower, receivables owed by any Person not a United States or Canadian citizen or corporation, partnership or other entity organized under the laws of the United States or province of Canada or the Commonwealth of Canada whose principal office is not located within the United States or Canada (a "Foreign Account Debtor");

                           (v) receivables of any customer more than 50% of which receivables due the Borrower or any Domestic Subsidiaries are more than 90 days past due;

                           (vi) receivables that are due or unpaid for more than ninety (90) days from the original due date thereof;

                           (vii) the portion of any receivable which is subject to any offset, deduction, defense, dispute or counterclaim, so long as no contest or dispute exist and no payment is being withheld with respect to the remainder of such receivable; and

                           (viii) receivables of any customer with respect to which any bankruptcy or insolvency proceeding has been commenced or filed for and no court order exists directing payment with respect to such receivable.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (ii)     Government Securities;

                           (iii) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 180 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (iv) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P or "A3" or better by Moody's;

                           (v)      Repurchase Agreements;

                           (vi)     Municipal Obligations;

                           (vii)    Pre-Refunded Municipal Obligations;

                           (viii) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                           (ix) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-1" or better by Moody's; and

                           (x) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Borrower, any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower, any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time within the last six years been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery

         Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material.

                  "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary (other than securities issued to the Borrower or another Subsidiary); provided, however, the term "Equity Offering" shall not include (i) any issuance of equity securities whose aggregate market value when combined with all other similar equity issuances, does not exceed $10,000,000 and which issuance in connection with the exercise of stock options or warrants granted to, or purchase of restricted stock by, eligible participants under an Approved Stock Option Plan or (ii) the Stock Offering.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person or trade or business which is a member of a group which is under common control with the Borrower who together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Rate Loan" means a Revolving Loan or Segment of a Term Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                  Eurodollar    =       Interbank Offered Rate          +  Applicable
                  Rate             --------------------------------          Margin
                                   1- Eurodollar Reserve Percentage

                  "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

                  "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the occurrences set forth as such in Section 11.1 hereof.

                  "Existing Letters of Credit" means the letters of credit listed on Schedule 1.3 hereto issued by NationsBank in favor of Windmere Corporation under the Credit Agreement dated October 11, 1996.

                  "Facilities" means the Revolving Credit Facilities and the Term Loan Facilities.

                  "Facility Guaranty" means (i) the Guaranty Agreement dated as of the date hereof between the Guarantors and the Agent for the benefit of the Lenders, and (ii) any other Facility Guaranty otherwise delivered pursuant to Section 9.21 hereof, each in the form of Exhibit J hereto and each as the same may be amended, modified or supplemented.

                  "Facility Termination Date" means the date on which both the Revolving Credit Termination Date and the Term Loan Termination Date shall have occurred, no Letters of Credit shall remain outstanding or all the Letters of Credit shall have been cash collateralized upon terms satisfactory to the Agent, all Swap Agreements shall have been terminated or cash collateralized upon terms satisfactory to the Agent and the Borrowers shall have fully paid and satisfied in full all other Obligations.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Year" means the twelve month fiscal period of the Borrower beginning January 1 of each calendar year and ending the following December 31 of such calendar year.

                  "Florida Office" means the land and buildings owned by the Borrower located at 5980 Miami Lakes Drive, Miami Lakes, Florida.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Foreign Control Subsidiary" means any Control Subsidiary organized under the laws of any jurisdiction other than one of the states comprising the United States of America, any territory thereof or the District of Columbia.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than one of the states comprising the United States of America, any territory thereof or the District of Columbia.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "General Assignment and Acceptance Agreement" means that certain General Assignment and Acceptance Agreement dated as of the date hereof and effective immediately prior to the effectiveness of this Agreement by and among the Existing Lenders, the Lenders, the Agent and the Borrower.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, including but not limited to Malaysia, Mexico and Canada.

                  "Guarantors" means the Domestic Subsidiaries.

                  "Hazardous Material" means and includes any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material (including petroleum products, asbestos-containing materials and lead), the management, generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under
         (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, currency exchange rates or forward rates applicable to such party's commodities, assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements, and forward commodity price options, puts, warrants and those commonly known as commodity "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "HP Mexico" means Hosehold Products de Mexico, S.A. de C.V.

                  "HPG" means the Household Products Group of the Seller, excluding the cleaning and lighting businesses, as described in the Transaction Agreement.

                  "HPG Acquisition" means the purchase by the Borrower of HPG from the Seller pursuant to the terms of the Transaction Documents.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property other than purchases of property, product, merchandise and services in the ordinary course of business (so long as such amounts are payable in less than twelve (12) months), all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed (except unperfected Liens incurred in the ordinary course of business and not in connection with the borrowing of money), all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, the face amount of all issued and outstanding letters of credit, and all Hedging Obligations; provided that in no event shall the term Indebtedness include capital stock surplus and retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all amounts owed, including principal, interest, fees, indemnities, costs, premium, damages and expenses, in respect of money borrowed, including without limitation the Subordinated Bridge Debt and the Permanent Subordinated Notes and all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

                  "Indenture" means the indenture entered into in connection with the issuance of the Permanent Subordinated Notes.

                  "Insurance Award" means the net cash proceeds of any payment made by any casualty insurer or self-insurance program of the Borrower or any Subsidiary for any casualty or other loss with respect to the whole or any part of the property of the Borrower or any Subsidiary after deduction for taxes, fees and reasonable expenses incurred in the realization thereof.

                  "Intellectual Property" has the meaning given to such term in
         Section 8.13 hereof.

                  "Intellectual Property Assignments" means those certain Assignments of Patents, Trademarks, Copyrights and Licenses in the form attached to the Intellectual Property Security Agreement as Exhibit A, to be filed upon acceleration of the Obligations hereunder, as from time to time amended, supplemented or replaced.

                  "Intellectual Property Security Agreement" means, collectively (or individually as the context may indicate), (i) the Intellectual Property Security Agreement dated as of the Closing Date and executed by the Borrower and certain of its Domestic Subsidiaries in favor of the Agent and (ii) each other Intellectual Property Security Agreement executed by the Borrower or a Domestic Subsidiary (whether of even date herewith or delivered after the Closing Date pursuant to Article VI or
         Section 9.21 hereof and whether executed individually or jointly and severally with other Subsidiaries) in favor of the Agent to collaterally secure payment and performance of its respective obligations hereunder and under the Guaranty, as applicable, substantially in the form of Exhibit I attached hereto and incorporated herein by reference, as from time to time amended, supplemented or replaced.

                  "Interbank Offered Rate" means, for any Loan bearing interest at the Eurodollar Rate for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Loan bearing interest at the Eurodollar Rate for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                           (ii) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (iii) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business
                  Day);

                           (iv) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (v) no Interest Period shall extend past the Stated Termination Date in the case of Revolving Loans, the Term Loan A Maturity Date in the case of Term Loan A, the Term Loan B Maturity Date in the case of Term Loan B and the Term Loan C Maturity Date in the case of Term Loan C; and

                           (vi) there shall not be more than twelve (12) Interest Periods in effect on any day.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan in the form of Exhibit E hereto.

                  "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under Article III hereof.

                  "Kmart Agreement" means that certain Purchase, Distribution and Marketing Agreement dated as of January 27, 1997 between Kmart Corporation and Salton/Maxim.

                  "Landlord Waivers" means, collectively, each of the landlord waiver and estoppel letters delivered by the landlord of each material facility now leased by the Borrower and any Guarantor, all of which are listed on Schedule 1.1 hereto, or arising after the Closing Date and delivered by the Borrower and the Guarantors, as applicable, pursuant to Article VI or Section 9.21 hereof, substantially in the form of Exhibit M hereto and incorporated herein by reference.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof, between the Borrower and the Agent, as amended, modified or supplemented from time to time.

                  "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

                  "Letter of Credit" means (i) a standby or documentary letter of credit issued by the Issuing Bank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower and (ii) the Existing Letters of Credit.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means the facility described in
         Article IV hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus the principal amount of all Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any of the Revolving Loans, the Swing Line Loans or the Term Loans.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, the Landlord Waivers and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender, the Issuing Bank or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries or any other Credit Party, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon).

                  "Material Contract" means any contract or agreement (including license agreements) the termination of which or the default by any party thereto could reasonably be expected to have a Material Adverse Effect; such Material Agreements as of the Closing Date being listed on
         Schedule 1.2 hereto.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgages" means, collectively (or individually as the context may indicate), each mortgage or similar agreement executed by the Borrower or any Subsidiary and delivered after the Closing Date pursuant to Article VI or Section 9.21 hereof in favor of the Agent in the form of Exhibit O attached hereto and incorporated herein by reference, each as from time to time amended, supplemented or replaced.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) fiscal years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "NMS" means NationsBanc Montgomery Securities LLC and its successors.

                  "NationsBank" means NationsBank, National Association.

                  "NationsBridge" means NationsBridge, L.L.C. and its successors.

                  "Net Proceeds" (a) from any Equity Offering means cash payments received by the Borrower therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition or option exercised under the Option Agreement means cash payments received by the Borrower therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale and (iii) with respect to an Asset Disposition only, amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

                  "Notes" means, collectively, the Revolving Notes, the Term Notes and the Swing Line Note.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender or an affiliate of a Lender which arise under a Swap Agreement, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NMS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement or limited partnership agreement of such entity.

                  "Option Agreement" means that certain Stock Agreement dated as of May 6, 1998 between the Borrower and Salton/Maxim.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization or certificate of limited partnership of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, the Revolving Credit Outstandings, the Swing Line Outstandings and the Term Loan Outstandings on such date.

                  "Participation" means, with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof. "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates or (ii) has at any time with the last six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Permanent Subordinated Notes" means the permanent senior subordinated notes in an aggregate principal amount of up to $125,000,000 to be issued by the Borrower to replace the Subordinated Bridge Debt.

                  "Permanent Junior Financing" means the permanent financing entered into in replacement of the Subordinated Bridge Debt through the issuance of the Permanent Subordinated Notes and the Company Securities.

                  "Permanent Junior Financing Documents" means the Registration Statement, the Indenture and all related documents entered into connection with the transactions contemplated thereby.

                  "Permitted Acquisition" means (a) the HPG Acquisition and (b) each other Acquisition effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) with respect to an Acquisition where the Cost of Acquisition exceeds $5,000,000, substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from a line or lines of business that are part of the Core Business, (iii) pro forma historical financial statements as of the end of the most recent fiscal quarter for the trailing twelve month period giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with Section 10.23 hereof after giving effect to such Acquisition, (iv) the aggregate Cost of Acquisition (excluding the value of any capital stock of the Borrower given as part of the Cost of Acquisition) with respect to any Acquisitions consummated during any Fiscal Year shall not exceed $20,000,000; and (v) the aggregate Cost of Acquisition which consists in whole or in part of the value of any capital stock of the Borrower (including without limitation when combined with cash, debt or the assumption of indebtedness for any specific Acquisition) with respect to any Acquisition consummated after the Closing Date shall not exceed $10,000,000.

                  "Permitted Indebtedness" has the meaning given to such term in
         Section 10.1 hereof.

                  "Permitted Liens" has the meaning given to such term in
         Section 10.2 hereof.

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledged Stock" means (i) all of the capital stock or partnership interests and related rights and interests owned by the Borrower, directly or indirectly, of (A) each Domestic Subsidiary and Domestic Control Subsidiary and (B) Newtech Electronics Industries, Inc., PX Distributors, Inc., Break Room of Tennessee, Inc., Anasazi Partners L.P. and after July 31, 1999, the Salton/ Maxim Shares, if any, (ii) 65% of the outstanding voting stock and related interests and rights of each Direct Foreign Subsidiary or Direct Foreign Control Subsidiary (to the extent such amount is directly or indirectly owned by the Borrower) and (iii) 100% of the capital stock and related interests and rights directly or indirectly owned by the Borrower of any Foreign Subsidiary or Foreign Control Subsidiary to the extent such action would not result in any material adverse tax impact on the Borrower, in each case now or hereafter pledged by the Borrower and certain Subsidiaries pursuant to the Stock Pledge Agreement.

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due, and
         (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                  "Prime Rate" means the rate of interest per annum established from time to time by the Agent as its prime rate. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent.

                  "Principal Office" means the office of the Agent at NationsBank, National Association, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Registration Statement" means the Borrower's Registration Statement on Form S-3, registration no. 333-56069, relating to the issuance of the Company Securities.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.2 hereof) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Related Business Party" means any supplier, vendor or customer, or any group of individual suppliers, vendors or customers, whose inability to perform under existing agreements or general business failure could reasonably be expected to have a Material Adverse Effect.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Revolving Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus the amount of such Lender's Applicable Commitment Percentage of the Term Loan Outstandings; provided that, (i) if any Lender with a Revolving Credit Commitment shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition and (ii) if any Lender with a Revolving Credit Commitment shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure equal to its Applicable Commitment Percentage of all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving Credit Facility" means the facility described in
         Article III hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 hereof upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article III.

                  "Revolving Notes" means the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders substantially in the form of Exhibit F-4 hereto.

                  "Salton/Maxim" means Salton/Maxim Housewares, Inc., a Delaware corporation.

                  "Salton/Maxim Shares" means the shares of capital stock of Salton/Maxim owned by the Borrower.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof, by the Borrower and the Guarantors to the Agent and (ii) any additional Security Agreement delivered to the Agent (whether of even date herewith or delivered after the Closing Date pursuant to
         Article VI or Section 9.21 hereof and whether executed individually or jointly and severally with other Subsidiaries), each in the form of Exhibit H hereto and each as hereafter amended, supplemented or replaced from time to time.

                  "Security Instruments" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Stock Pledge Agreement, the Mortgage (when and if required hereunder), the Collateral Assignments of Contract Rights and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, or any Credit Party, shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Segment" means a portion of a Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

                  "Seller" means The Black & Decker Corporation, a Maryland corporation.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (ii) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                           (iii) it is then able and expects to be able to pay its debts as they mature; and

                           (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Special Purpose Subsidiary" means a wholly-owned Subsidiary of the Borrower organized for the sole purpose of accomplishing a Year End Domestic Receivables Transaction and which engages in no other business, the proper name of which shall be furnished to the Agent promptly following its organization.

                  "Stated Termination Date" means June 26, 2003.

                  "Stock Offering" means the issuance and sale to the public of the Company Securities resulting in net proceeds to the Borrower of at least $100,000,000.

                  "Stock Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Stock Pledge Agreement dated as of the date hereof between the Borrower, certain Guarantors and the Agent for the benefit of the Lenders and (ii) any additional Stock Pledge Agreement delivered to the Agent (whether of even date herewith or delivered after the Closing Date pursuant to Article VI or
         Section 9.21 hereof and whether executed individually or jointly and severally with other Subsidiaries), substantially in the form attached hereto as Exhibit G hereto, as each such Stock Pledge Agreement may be amended, supplemented or replaced from time to time.

                  "Subordinated Bridge Debt" means the subordinated bridge indebtedness incurred pursuant to the terms of the Bridge Loan Agreement in an aggregate original principal amount not in excess of $185,000,000, together with all other Indebtedness into which such Subordinated Bridge Debt is convertible or exchangeable.

                  "Subordinated Bridge Notes" means the subordinated notes.

                  "Subsidiary" means (a) any corporation in which more than 50% of its outstanding voting stock is owned directly or indirectly by the Borrower and/or by one or more of its Subsidiaries or (b) in the case of a Person other than a corporation, any Person with respect to which the Borrower or any Subsidiary, directly or indirectly, is entitled to more than 50% of the profits of such Person.

                  "Swap Agreement" means one or more agreements between the Borrower and any

         Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrower and such Person, which agreements create Rate hedging Obligations.

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 3.13 hereof.

                  "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to Section 3.13 hereof.

                  "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to the NationsBank substantially in the form of Exhibit F-5 hereto.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Term Loans" means each of the Term Loan A, Term Loan B and Term Loan C, as the case may be.

                  "Term Loan A" means the loan made pursuant to the Term Loan A Facility.

                  "Term Loan A Commitment" means, with respect to each Lender, the obligation of a Term Loan A Lender to make available the Term Loan A to the Borrower in a principal amount equal to such Term Loan A Lender's Applicable Commitment Percentage of the Total Term Loan A Commitment, as set forth in Exhibit A hereto.

                  "Term Loan A Facility" means the facility described in Section
         2.1 hereof providing for a Term Loan to the Borrower by the Lenders in the original principal amount of $90,000,000.

                  "Term Loan A Lender" means each Lender indicated on Exhibit A hereto as having a Term Loan A Commitment.

                  "Term Loan A Maturity Date" means June 26, 2003.

                  "Term Loan A Termination Date" means (i) the Term Loan A Maturity Date or (ii) such earlier date of termination of a Term Loan A Lenders' obligations pursuant to Section 11.1 hereof upon the occurrence of an Event of Default or (iii) such date as the Borrower may voluntarily and permanently terminate the applicable Term Loan A Facility by payment in full of all Obligations incurred in connection with such Term Loan A.

                  "Term Loan B" means the loan made pursuant to the Term Loan B Facility.

                  "Term Loan B Commitment" means, with respect to each Lender, the obligation of a Term Loan B Lender to make available the Term Loan B to the Borrower in a principal amount equal to such Term Loan B Lender's Applicable Commitment Percentage of the Total Term Loan B Commitment, as set forth in Exhibit A hereto.

                  "Term Loan B Facility" means the facility described in Section
         2.1 hereof providing for the Term Loan to the Borrower in the original principal amount of $75,000,000.

                  "Term Loan B Lender" means each Lender indicated on Exhibit A hereto as having a Term Loan B Commitment.

                  "Term Loan B Maturity Date" means June 26, 2004.

                  "Term Loan B Termination Date" means (i) the Term Loan B Maturity Date or (ii) such earlier date of termination of a Term Loan B Lender's obligations pursuant to Section 11.1 hereof upon the occurrence of an Event of Default or (iii) such date as the Borrower may voluntarily and permanently terminate the applicable Term Loan B Facility by payment in full of all Obligations incurred in connection with such Term Loan B.

                  "Term Loan C" means the loan made pursuant to the Term Loan C Facility.

                  "Term Loan C Commitment" means, with respect to each Lender, the obligation of a Term Loan C Lender to make available the Term Loan C to the Borrower in a principal amount equal to such Term Loan C Lender's Applicable Commitment Percentage of the Total Term Loan C Commitment, as set forth in Exhibit A hereto.

                  "Term Loan C Facility" means the facility described in Section
         2.1 hereof providing for the Term Loan to the Borrower in the original principal amount of $20,000,000.

                  "Term Loan C Lender" means each Lender indicated on Exhibit A hereto as having a Term Loan C Commitment.

                  "Term Loan C Maturity Date" means June 26, 2004.

                  "Term Loan C Termination Date" means (i) the Term Loan C Maturity Date or (ii) such earlier date of termination of a Term Loan C Lender's obligations pursuant to Section 11.1 hereof upon the occurrence of an Event of Default or (iii) such date as the Borrower may voluntarily and permanently terminate the applicable Term Loan C

         Facility by payment in full of all Obligations incurred in connection with such Term Loan C.

                  "Term Loan Facilities" means the Term Loan A Facility, the Term Loan B Facility and the Term Loan C Facility.

                  "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loans then outstanding and all interest accrued thereon.

                  "Term Loan Termination Date" means the date upon which each of the Term Loan A Termination Date, the Term Loan B Termination Date and the Term Loan C Termination Date shall have occurred.

                  "Term Notes" means, collectively, the Term A Notes, the Term B Notes and the Term C Notes.

                  "Term A Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loan A executed and delivered to the Term Loan A Lenders as provided in Section 2.8 hereof substantially in the form of Exhibit F-1 hereto, with appropriate insertions as to amounts, dates and names of Term Loan A Lenders.

                  "Term B Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loan B executed and delivered to the Term Loan B Lenders as provided in Section 2.8 hereof substantially in the form of Exhibit F-2 hereto, with appropriate insertions as to amounts, dates and names of Term Loan B Lenders.

                  "Term C Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loan B executed and delivered to the Term Loan C Lenders as provided in Section 2.8 hereof substantially in the form of Exhibit F-3 hereto, with appropriate insertions as to amounts, dates and names of Term Loan C Lenders.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in such Employee Benefit Plan's termination or the revocation of the Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                  "Total Letter of Credit Commitment" means an amount not to exceed $20,000,000.

                  "Total Revolving Credit Commitment" means $160,000,000, such amount as reduced from time to time in accordance with Section 3.7 hereof.

                  "Total Term Loan A Commitment" means a principal amount equal to $90,000,000.

                  "Total Term Loan B Commitment" means a principal amount equal to $75,000,000.

                  "Total Term Loan C Commitment" means a principal amount equal to $20,000,000.

                  "Total Term Loan Commitment" means the sum of the Total Term Loan A Commitment, the Total Term Loan B Commitment and the Total Term Loan C Commitment.

                  "Transaction Agreement" means that certain Transaction Agreement dated as of May 10, 1998, as amended from time to time with notice to and the consent of the Agent, by and among the Borrower and the Seller providing for the purchase of HPG by the Borrower.

                  "Transaction Documents" means the Transaction Agreement and each other agreement, together with exhibits and attachments thereto, identified in the definition of "Transaction Documents" contained in Exhibit A to the Transaction Agreement.

                  "Type" shall mean any type of Loan bearing interest at a particular rate (i.e., a Base Rate Loan, a Eurodollar Rate Loan or a Swing Line Loan).

                  "Year End Domestic Receivables Transaction" means the transfer by the Borrower and/or its Domestic Subsidiaries to Windmere Holdings II, Inc., a Guarantor, ("Holdings") or a Special Purpose Subsidiary on or about December 31 of any year of

         Domestic Receivables (as defined in the Security Agreement entered into by the Borrower or such Domestic Subsidiary), subject at all times to the existing and continuing Lien on such property in favor of the Agent for the benefit of the Lenders; provided that all of the following conditions are satisfied:

                           (ii) all Domestic Receivables transferred to Holdings or the Special Purpose Subsidiary on or about any December 31 and retransferred to the appropriate transferor not later than the fifth Business Day following January 1;

                           (iii) immediately prior to giving effect to any such transfer, no Default or Event of Default shall have occurred and be continuing;

                           (iv) Holdings and the Special Purpose Subsidiary shall incur no Indebtedness or other liabilities for the payment of money, other than those in favor of the Agent and the Lenders, corporate franchise taxes and similar unsecured obligations necessarily incurred to maintain its existence, and the obligation to retransfer Domestic Receivables as of the fifth Business Day following each January 1 to the appropriate transferor;

                           (v) immediately before giving effect to any such transfer on or about any December 31, Holdings or the Special Purpose Subsidiary shall not have become liable to any Person, and no Person shall have asserted any claim against Holdings or the Special Purpose Subsidiary (including without limitation the submission of any invoice) for the payment of any amount or the delivery of any property or interest therein other than routine invoices for the payment of operating costs in connection with liabilities expressly permitted under the immediately preceding clause (iii);

                           (vi) the Agent for the benefit of the Lenders shall have a duly perfected first priority security interest in the Domestic Receivables in which Holdings or the Special Purpose Subsidiary may acquire any interest at any time, subject to no adverse claims of creditors of, or purchasers for value from, Holdings or the Special Purpose Subsidiary;

                           (vii) the Special Purpose Subsidiary shall have been created in full compliance with the provisions of Section
                  9.21 hereof and there shall be then in effect an appropriate guaranty and an appropriate security agreement executed and delivered by and effective against the Special Purpose Subsidiary as contemplated in such Section; and

                           (viii)   the purpose of the Special Purpose
                  Subsidiary shall be strictly limited, by charter or in such other manner as shall be acceptable to the Agent, to (A) the acquisition and retransfer or Domestic Receivables as contemplated in the preceding clauses of this definition and (B) the incurring of obligations and the grant of a Lien to the Agent and the Lenders as required by Section 9.21 hereof, and the operations and activities of the Special Purpose Subsidiary shall at all times be strictly limited to those actions necessary to accomplish such purposes.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly data-sensitive functions involving all dates on and after January 1, 2000.

                  "Year 2000 Problem" means the risk that computer applications used by the Borrower and any of its Subsidiaries (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business or operations may be unable to recognize and perform properly data-sensitive functions involving certain dates on and after January 1, 2000.

         I.2.     Rules of Interpretation

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis; provided, however, that to the extent any term defined in this Article I refers to "Subsidiaries" and contains a calculation to be made in accordance with GAAP, the term "Subsidiaries" shall be deemed to include Control Subsidiaries.

                  (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (j) Any reference to a Lender in Article II when used herein with respect to Term Loan A, Term Loan B or Term Loan C shall mean those Lenders with a Term Loan A Commitment, a Term Loan B Commitment or a Term Loan C Commitment, respectively, and when used in
         Article III and IV with respect to a Revolving Loan shall mean those Lenders having a Revolving Credit Commitment.

                  (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                                 The Term Loans

         II.1. Term Loans. Subject to the terms and conditions of this Agreement, each Lender with a Term Loan A Commitment, a Term Loan B Commitment and/or a Term Loan C Commitment, as the case may be, severally agrees to make
(i) an Advance of the Term Loan A on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan A Commitment, (ii) an Advance of the Term Loan B on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan B Commitment and (iii) an Advance of the Term Loan C on the Closing Date in an amount equal to its Applicable Commitment Percentage of the Total Term Loan C Commitment, in each case, by wire transfer to the Agent. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available Dollars . The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Agent. Each Term Loan shall be available in a single draw in Dollars at Closing. The principal amount of each Segment of the Term Loans outstanding hereunder from time to time shall bear interest, at the Borrower's election, at an interest rate per annum equal to the Base Rate or the applicable Eurodollar Rate; provided, however, that (x) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan A Maturity Date or the Term Loan B Maturity Date, as the case may be, (y) each Eurodollar Rate Segment of each Term Loan shall be in the minimum amount of $5,000,000 and if greater, in an integral multiple of $1,000,000, and (z) each Eurodollar Rate Segment may be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 6.5 hereof. No amount of any Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loans shall be made by any Lender after the initial Advance.

         II.2. Payment of Principal. (a) The principal amount of Term Loan A shall be repaid by the Borrower on the dates and in the amounts (subject to the provisions of Section 2.5 and 2.6) hereof set forth below:

             Date                                     Amount
             ----                                     ------
         March 31, 1999                               $2,500,000
         June 30, 1999                                $2,500,000
         September 30, 1999                                    $2,500,000
         December 31, 1999                                     $2,500,000
         March 31, 2000                               $2,500,000
         June 30, 2000                                $2,500,000
         September 30, 2000                                    $5,000,000
         December 31, 2000                                     $5,000,000
         March 31, 2001                               $5,000,000
         June 30, 2001                                $5,000,000
         September 30, 2001                                    $6,250,000
         December 31, 2001                                     $6,250,000
         March 31, 2002                               $6,250,000
         June 30, 2002                                $6,250,000
         September 30, 2002                                    $7,500,000
         December 31, 2002                                     $7,500,000
         March 31, 2003                               $7,500,000
         June 26, 2003                                All remaining
                                                      principal outstanding
                                                      on Term Loan A

         (b) The principal amount of Term Loan B shall be repaid by the Borrower in five consecutive annual installments of $750,000 on June 26 of each year commencing with June 26, 1999 (subject to Sections 2.5 and 2.6 hereof) with a final sixth payment due on June 26, 2004 in the amount of all remaining principal outstanding on Term Loan B.

         (c) The principal amount of Term Loan C shall be repaid by the Borrower in five consecutive annual installments of $200,000 on June 26 of each year commencing with June 26, 1999 (subject to Sections 2.5 and 2.6 hereof) with a final sixth payment due on June 26, 2004 in the amount of all remaining principal outstanding on Term Loan C.

         (d) Notwithstanding the foregoing, the entire amount of Term Loan Outstandings shall be due and payable by the Borrower in full on the Term Loan A Termination Date or Term Loan B Termination Date or Term Loan C Termination Date, as applicable.

         II.3. Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Segment of each Term Loan commencing on the date of determination of the interest rate applicable to such Segment until such Segment shall be paid at the applicable Base Rate or Eurodollar Rate, as the case may be, as designated by the Borrower in the applicable Interest Rate Selection Notice or as otherwise provided hereunder. Interest relating to each Segment shall be computed on the basis of a year of 360 days and calculated for actual days elapsed. Interest on each Segment shall be paid on the earlier of (a) in the case of any Base Rate Segment, quarterly in arrears on the last Business Day of each March, June, September and December, commencing on September 30, 1998, until the applicable Term Loan A Maturity Date or Term Loan B Maturity Date, as applicable, or, if earlier, the applicable Term Loan A Termination Date or Term Loan B Termination Date or Term Loan C Termination Date, as applicable, on which date the entire principal amount of and all accrued interest on the Term Loans shall be paid in full, (b) in the case of any Eurodollar Rate Segment, on the last day of the applicable Interest Period for such Segment and if such Interest Period extends for more than three
(3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of such Term Loan; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest at the Default Rate until such Event of Default is waived.

         II.4.    Manner of Payment.

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loans, shall be made to the Agent at the Principal Office for the account of each Lender in Dollars in immediately available funds on or before 3:00 P.M. on the date such payment is due. Without prejudice to any of the other obligations set forth herein by the Borrower, the Agent shall, upon the request of the Borrower, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent. The Borrower shall attempt to give the Agent telefacsimile notice of any intended payment of principal or interest prior to 12:00 Noon on the date of such payment.

                  (b) The Agent shall deem any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 3:00 P.M. on the date such payment is to be made to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may, at the option of the Agent, constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (i) the date such funds become available funds or (ii) the next Business Day at the Default Rate, from the date such amount was due and payable.

                  (c) In the event that any payment hereunder or under the Term Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Term Loan A Termination Date or Term Loan B Termination Date or Term Loan C Termination Date, as the case may be.

         II.5. Optional Prepayments. The Borrower may prepay the Term Loans, in whole or in part from time to time on any Business Day, without penalty or premium, upon not less than five (5) Business Days' prior written notice (effective upon receipt) to the Agent, which notice shall be irrevocable. Any partial prepayment of the Term Loans shall be applied pro rata among Term Loan A Outstanding, Term Loan B Outstandings and Term Loan C Outstandings to principal installments equally across all maturities thereof for the pro rata benefit of the Lenders. Any prepayment, whether a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this Section 2.5 hereof shall be made in the minimum principal amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof (or in the entire remaining principal balance of the Term Loans). No such prepayment shall result in the payment of any Eurodollar Rate Segment other than on the last day of the Interest Period of such Segment unless such prepayment is accompanied by amounts due, if any, under
Section 6.5 hereof. No payment under this Section 2.5 hereof shall reduce or excuse any payment required under Section 2.6 hereof.

         II.6. Mandatory Prepayments. In addition to the required payments of principal of the Term Loans set forth in Section 2.2 hereof and any optional payments of principal of the Loans effected under Section 2.5 hereof, the Borrower shall make the following required prepayments of the Term Loan Facilities and, to the extent indicated below, the Revolving Credit Facility, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

                  (a) Equity Offerings. The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment of the Term Loan Facilities from the Net Proceeds of any Equity Offering in an amount equal to (i) prior to payment in full of all Term Loan Outstandings, seventy-five percent (75%) of such Net Proceeds and (ii) after payment in full of all Term Loan Outstandings, fifty percent (50%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

                  (b) Debt Offerings. The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment of the Term Loan Facilities from the Net Proceeds of any Debt Offering in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

                  (c) Asset Dispositions. The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment of the Term Loan Facilities from the Net Proceeds of any Asset Disposition in an amount equal to (A) one hundred percent (100%) of such Net Proceeds to the extent any portion of the Subordinated Bridge Debt remains outstanding and (B) ninety percent (90%) of such Net Proceeds to the extent the Subordinated Bridge Debt has been fully retired, repaid or replaced by the Permanent Junior Financing; provided, however that with respect to any disposition of the Salton/Maxim Shares, one hundred percent (100%) of such Net Proceeds shall be applied (i) 50% pro rata to all Term Loan A Outstandings, Term Loan B Outstandings and Term Loan C Outstandings and (i) 50% to repay any Revolving Credit Outstandings or, if none, to repay any foreign or domestic Indebtedness of the Borrower other than the Bridge Notes or the Permanent Subordinated Notes. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business' Days written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

                  (d) Excess Cash Flow. Commencing with the Fiscal Year ending December 31, 1999, the Borrower shall make an annual prepayment of the Term Loan Facilities equal to fifty percent (50%) of Consolidated Excess Cash Flow for such Fiscal Year and each Fiscal Year thereafter. Each such prepayment shall be made within five (5) Business Days of delivery to the Agent of the certificate described in Section 9.1(a)(i) hereof.

                  (e) Insurance or Condemnation Proceeds. The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment of the Term Loan Facilities in an amount equal to one hundred percent (100%) of the proceeds of any Condemnation Award or Insurance Award; provided, however, that to the extent no Default or Event of Default has occurred and is continuing, no such prepayment shall be required with respect to proceeds which are reinvested by the Borrower in repair of any damaged property or in replacement property of approximately equivalent or greater value and utility as the property subject to such taking or loss withing 60 days following receipt of such proceeds. Each such prepayment shall be made (A) within fifteen (15) Business Days of receipt of such proceeds and upon not less than three (3) Business' Days written notice to the Agent unless the Borrower shall have delivered to the Agent a certificate setting forth the amount of such proceeds, confirming the intent of the Borrower to reinvest such proceeds as provided above and containing a detailed description of the plan of reinvestment with respect to such proceeds or (B) upon expiration of 60 days following receipt of such proceeds if a certificate referred to in clause (A) above has been received by the Agent but such reinvestment has not been consummated within the 60 day reinvestment period referred to above.

                  (f) Proceeds of Permanent Junior Financing. The Borrower shall make a prepayment of Term Loan C, up to the amount of Term Loan C Outstandings, in an amount equal to 100% of the proceeds of the Permanent Junior Financing remaining after repayment of the Bridge Notes.

         All mandatory prepayments made pursuant to this Section 2.6 (other than 2.6(f) hereof) hereof shall be applied first to repay the Term Loans on a pro rata basis (that is, based on the ratio each outstanding Term Loan bears to Term Loan Outstandings) until the Term Loan Outstandings have been paid in full and then to reduce Revolving Credit Outstandings, if any. Each mandatory prepayment in an amount less than the Term Loan Outstandings shall be applied pro rata to each remaining installment of Term Loan A, Term Loan B and Term Loan C (or if no

Term Loan A Outstandings then exist, pro rata to each remaining installment of Term Loan B and Term Loan C, or if no Term Loan A Outstandings or Term Loan B Outstandings then exist, pro rata to each remaining installment of Term Loan C only); provided, however, that any holder of Term Loan B or Term Loan C shall have the right by the giving of at least one day's prior written notice to the Agent to refuse prepayment of all or a portion of the Term Loan B or Term Loan C held by it if, after giving effect to such partial prepayment, a portion of Term Loan A will remain outstanding, and any prepayment so refused shall be applied to prepay any remaining portion of Term Loan A. If the amount of Term Loan B or Term Loan C as to which prepayment is refused is in excess of the remaining Term Loan A Outstandings, then the Agent shall pro rate the amount of Term Loan B or Term Loan C which can be paid among holders of Term Loan A based upon the proportion that the principal amount of Term Loan A held by each Lender bears to the Total Term Loan Outstandings. The holders of Term Loan B and Term Loan C shall have no right to refuse prepayment of all or any portion of Term Loan B or Term Loan C, as applicable, to the extent that any amount so refused exceeds the amount of Term Loan A Outstandings. Any prepayment of an Eurodollar Rate Loan pursuant to this Section 2.6 hereof other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required by
Section 6.5 hereof.

         II.7. Term Notes. The portion of each of the Term Loan A, Term Loan B and Term Loan C made by each Lender shall be evidenced by a Term A Note, Term B Note and the Term C Note, respectively, payable to the order of such Lender in the respective amounts of its Term Loan A Commitment, Term Loan B Commitment and Term Loan C Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         II.8. Interest Periods. Each Term Loan shall be, at the option of the Borrower specified in an Interest Rate Selection Notice, comprised of either Eurodollar Rate Segments or Base Rate Segments. Eurodollar Rate Segments and Base Rate Segments may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans (including Revolving Loans) having more than twelve (12) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Segment to or Continuation of a Segment as a Eurodollar Rate Segment by the time prescribed by Section 2.9 hereof, the Borrower shall be deemed to have elected to Convert such Segment to (or Continue such Segment as) a Base Rate Segment until the Borrower notifies the Agent in accordance with Section 2.9 hereof.

         II.9. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article VI, the Borrower may:

                  (a) upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. on any Business Day, Convert any Eurodollar Rate Segment to a Base Rate Segment on the last day of the Interest Period for such Eurodollar Rate Segment; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery (effective upon receipt) of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such
         Conversion:

                           (i) elect a subsequent Interest Period for any Eurodollar Rate Segment to begin on the last day of the then current Interest Period for such Eurodollar Rate Segment; and

                           (ii)     Convert any Base Rate Segment to a
                  Eurodollar Rate Segment on any Business Day.

         Each Conversion pursuant to this Section 2.9 hereof shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.8 and Article VI hereof. The Agent shall give written notice to each Lender of such notice of Conversion prior to 1:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Term Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders with respect to such Term Loan.

         II.10. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on each Term Loan shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages of such Term Loan, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set-off, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         II.11. Use of Proceeds. The proceeds of the Term Loans made pursuant to the Term Loan Facilities hereunder shall be used by the Borrower (a) to fund a portion of the purchase price paid in connection with the HPG Acquisition, (b) to refinance certain existing Indebtedness of the Borrower, (c) to pay certain costs associated with the closing of the Asheboro Facility, which costs paid by the Borrower shall not exceed $10,000,000, and (d) to pay certain fees and expenses incurred in connection with the HPG Acquisition, which fees and expenses shall not exceed $21,000,000.

                                   ARTICLE III

                          The Revolving Credit Facility

         III.1.   Revolving Loans.

                  (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Revolving Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Revolving Credit Outstandings plus Swing Line Outstandings plus Letter of Credit Outstandings shall not exceed either (x) the Total Revolving Credit Commitment or (y) the Borrowing Base. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 6.5 hereof.

                  (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings plus Swing Line Outstandings plus Letter of Credit Outstandings shall not exceed at any time either (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under Section 3.8, hereof shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000.

                  (c)      Advances.

                           (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to
                  Section 3.1(c)(iv)) hereof that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Loan. Each such notice shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                           (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 3.1 hereof, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                           (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with
                  Section 3.8 hereof. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans (including Eurodollar Rate Segments) having more than twelve
                  (12) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any

                  Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 3.1(c) or 3.8 hereof, the Borrower shall be deemed to have elected to Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 3.8 hereof.

                           (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and
                  (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 3.1(c)(iv) hereof, either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 3.1(c)(iv) hereof, either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 3.8 hereof.

         III.2.   Payment of Interest.

                  (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid, continued or converted, as the case may be, at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 3.1 hereof; provided, however, that if any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate until such Event of Default is waived.

                  (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each September, December, March and June, commencing September 30, 1998 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Revolving Loan.

         III.3. Payment of Principal. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 6.5 hereof. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with
Section 3.1(b) or Section 3.7 hereof.

         III.4.   Manner of Payment.

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds, without setoff, deduction, or counterclaim before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

                  (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may, at the election, of the Agent constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

                  (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         III.5.   Revolving Notes and Swing Line Notes.

                  (a) Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

                  (b) Swing Line Loans made by NationsBank shall be evidenced by, and be repayable with interest in accordance with the terms of, the Swing Line Note dated the Closing Date and duly executed and delivered by the Borrower.

         III.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Section 3.10 hereof shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         III.7. Optional Commitment Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to permanently reduce the Total Revolving Credit Commitment. The

Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Swing Line Outstandings plus Letter of Credit Outstandings exceeds either (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 6.5 hereof.

         III.8. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article VI, the Borrower may:

                  (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or Conversion:

                           (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                           (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any Business Day.

         Each election and Conversion pursuant to this Section 3.8 hereof shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 3.1, 3.3 and Article VI hereof. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         III.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings, Letters of Credit Outstandings and Swing Line Outstandings.

         III.10. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the product of (a) the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of
(i) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings) plus (ii) Letter of Credit Outstandings multiplied by (b) .50% per annum. Such fees shall be due in arrears on the last Business Day of each September, December, March and June commencing September 30, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         III.11. Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Revolving Loan hereunder or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Revolving Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or NationsBank, as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or NationsBank, as the Swing Line lender, as applicable, interest on the amount so due from the date of such notice at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank to the date such purchase price is received by the Issuing Bank or NationsBank, as the Swing Line lender, as applicable.

         III.12. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility shall be used by the Borrower (a) to fund a portion of the fees and expenses incurred in connection with the HPG Acquisition, which fees and expenses shall not exceed $21,000,000, (b) for general working capital needs and (c) for other corporate purposes, including capital expenditures and Permitted Acquisitions.

         III.13. Swing Line. Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $10,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds either (x) the Total Revolving Credit Commitment or (y) the Borrowing Base. Swing Line Loans shall bear interest at the Base Rate. The Company may borrow, repay and reborrow under this Section 3.13 hereof. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000 or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2 hereto. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 12:30 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

                  (a) The interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 3.2(b) and 3.4 hereof with respect to interest on Base Rate Loans. The Swing Line Outstandings shall be evidenced by the Swing Line Note delivered to NationsBank pursuant to Section 3.5(b) hereof.

                  (b) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 3.1 hereof until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 3.8 hereof, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 3.1 hereof in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 3.1(c)(ii) hereof. The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE IV

                                Letters of Credit

         IV.1. Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed either (x) the Total Revolving Credit Commitment or (y) the Borrowing Base. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of (x) (i) in the case of standby Letters of Credit, one year after the date of its issuance and (ii) in the case of documentary Letters of Credit, 120 days or (y) the Stated Termination Date.

         IV.2.    Reimbursement.

                  (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 3.1 hereof and Swing Line Loans if permitted by Section 3.14 hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 3.1(c)(iv) hereof and Section 3.14 hereof, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

                  (b) In accordance with the provisions of Section 3.1(c) hereof, the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 4.2(a) hereof, each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                           (i) Each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article III, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 3.1(c)(iv) hereof.

                           (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 3.1(c)(iv)(B) hereof, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 3.1(c)(iv) hereof, Swing Line Loans made in accordance with Section 3.14 hereof, or otherwise.

                           (iii) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to
                  Section 3.1(c)(iv) hereof and this Section 4.2(c) hereof, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 3.1(c)(iv) hereof or this Section 4.2(c) hereof, such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 3.1(c) hereof until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

                           (iv) In the event the Lenders have purchased Participations in any

                  Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in
         Article VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (g)      Without limiting the generality of the provisions of
         Section 13.5 hereof, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 4.2(g) hereof shall survive the Facility Termination Date.

                  (h)      Without limiting Borrower's rights as set forth in
         Section 4.2(g) hereof, the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                           (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                           (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement.

         IV.3. Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an issuance fee on the aggregate amount available to be drawn on each (i) Letter of Credit which provides credit support, other than in connection with a commercial transaction, at a rate equal to the Applicable Margin, and (ii) Letter of Credit which provides credit support in a commercial transaction, of 1/4% for each 120 day term or part thereof of such Letter of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each December, March, June and September, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 4.3 before shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         IV.4. Administrative Fees. The Borrower shall pay to the Issuing Bank (i) such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time and (ii) a fronting fee for each Letter of Credit equal to 1/8% on the aggregate amount available to be drawn on each Letter of Credit.

         IV.5. Existing Letters of Credit. The parties hereto agree that on the Closing Date all Existing Letters of Credit shall be deemed Letters of Credit hereunder and the outstanding undrawn face amount of such Existing Letters of Credit shall be deemed Letter of Credit Outstandings hereunder.

                                    ARTICLE V

                                    Security

         V.1. Security Interest. As security for the full and timely payment and performance of all Obligations, and as a continuation of the security interests and rights granted by the Borrower and its Domestic Subsidiaries under the Existing Credit Agreement and the Security Instruments (as defined therein), the Borrower shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Security Agreement, the Intellectual Property Security Agreement, the Landlord Waivers and such duly executed and filed Uniform Commercial Code financing statements sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, subject to no prior Liens other than Permitted Liens, and do all things reasonably necessary in the opinion of the Agent and its counsel to grant to and continue with the Agent for the benefit of the Lenders a first priority security interest, duly perfected with respect to Collateral governed by the UCC, in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws and Permitted Liens).

         V.2. Stock Pledge. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower and each Domestic Subsidiary owning any Pledged Stock shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Stock Pledge Agreement together with certificates representing such Pledged Stock and such stock powers duly executed in blank as may be required by the Agent in accordance with the terms hereof and thereof. In addition to any Stock Pledge Agreement required to be delivered pursuant to
Section 9.21 hereof, the Borrower and each Subsidiary hereby agrees to pledge to the Agent for the benefit of the Lenders (a) 100% of the capital stock and related interests and rights directly or indirectly owned by the Borrower of any Domestic Subsidiary or Domestic Control Subsidiary hereafter acquired or created, (b) 65% of the voting stock and related interests and rights directly or indirectly owned by the Borrower of any Direct Foreign Subsidiary or Direct Foreign Control Subsidiary hereafter acquired or created and (c) 100% of the capital stock and related interests and rights directly or indirectly owned by the Borrower of any Foreign Subsidiary or Foreign Control Subsidiary of the Borrower to the extent such action would not result in any material adverse tax impact on the Borrower and, in each case, to deliver to the Agent a Stock Pledge Agreement substantially in the form of Exhibit G hereto within thirty (30) days of the acquisition or creation of such Subsidiary.

         V.3. Guaranty. To guarantee the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower shall cause the Guaranty to be delivered by each Domestic Subsidiary, in form and substance reasonably acceptable to the Agent, on or before the Closing Date. The Borrower hereby agrees to cause a Guaranty to be delivered by any hereafter acquired, created or arising (a) Domestic Subsidiary and (b) Foreign Subsidiary to the extent such action would not result in (i) any material adverse tax impact on the

Borrower or (ii) any violation of any debt agreement to which such Foreign Subsidiary is a party.

         V.4. Mortgages. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower shall cause the Mortgage to be delivered to the Agent after the Closing Date with respect to any material real property (other than the Florida Office) that is acquired by the Borrower or any Domestic Subsidiary, in form and substance reasonably acceptable to the Agent. The Borrower shall deliver to the Agent all environmental reports, title insurance, appraisals, surveys, legal opinions and other certificates and documents reasonably requested by the Agent in connection with such Mortgage.

         V.5. Intellectual Property. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower and each Domestic Subsidiary owning any material patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, copyright registrations and applications therefor or any other material intellectual property, shall deliver to the Agent for the benefit of the Lenders the Intellectual Property Security Agreements and the Intellectual Property Assignments and opinions of counsel to the Borrower and such Domestic Subsidiary in any appropriate jurisdiction designated by the Agent as to the validity and enforceability of such agreements and such other legal matters as the Agent reasonably requests, in form and substance reasonably acceptable to the Agent and the Lenders. In addition to any Intellectual Property Security Agreement required to be delivered pursuant to Section 9.21 hereof, the Borrower hereby agrees to pledge, or cause to be pledged, all intellectual property interests and licenses hereafter acquired or created and owned by the Borrower or any Domestic Subsidiary within thirty (30) days of the acquisition or creation of such intellectual property or license.

         V.6. Information Regarding Collateral. The Borrower represents, warrants and covenants that (a) the chief executive office of the Borrower and each Guarantor at the Closing Date is located at the address or addresses specified on Schedule 5.6 hereto, and (b) Schedule 5.6 hereto contains a true and complete list of (i) the legal name and address of the Borrower and each Guarantor and of each other Person that has effected any merger or consolidation with the Borrower or a Guarantor or contributed or transferred to the Borrower or a Guarantor any significant portion of its assets constituting Collateral at any time since January 1, 1993 (excluding Persons making sales in the ordinary course of their businesses to the Borrower or a Guarantor of property constituting inventory in the hands of such seller), (ii) each location at which goods constituting Collateral are now located (together with the name of each owner of the property located at such address if not the Borrower or the applicable Guarantor, and a summary description of the relationship between the applicable Guarantor and such Person), and (iii) each currently used trade style and each trade name used by the Borrower or any Guarantor since January 1, 1993 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Guarantor to change, the location of its chief executive office or any location specified in clause (ii) of the immediately preceding sentence, or use or permit any Guarantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Guarantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

         V.7. Further Assurances. At the request of the Agent, the Borrower will, and will cause each Subsidiary to, execute by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document and will procure any such certificate, instrument, statement or document (and pay all connected costs) which the Agent reasonably deems necessary to create or preserve the Liens (and the perfection and priority thereof) of the Agent for the benefit of the Lenders contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or any Guarantor after the Closing Date.

                                   ARTICLE VI

                             Change in Circumstances

         VI.1.    Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Loans, its Notes, or its obligation to make Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and franchise taxes);

                           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

                           (iii)    shall impose on such Lender (or its
                  Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a) hereof, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 hereof and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 6.1 hereof shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         VI.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the

Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         VI.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 hereof shall be applicable).

         VI.4. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 6.4 hereof no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective


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Commitments.

         VI.5. Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1 hereof) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VII to be satisfied) to borrow (other than by reason of the failure of a Lender or Lenders to make funds available without cause), Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         The Borrower hereby acknowledges that such losses, costs and expenses requiring compensation from the Borrower shall include any such loss, cost or expense incurred within 90 days after the Closing Date in connection with the syndication of the Facilities. Any Lender claiming compensation under this
Section 6.5 hereof shall furnish the Borrower and the Agent a statement setting forth in reasonable detail the amounts to be paid to it hereunder and the determination thereof shall be conclusive absent manifest error.

         VI.6.    Taxes.

                  (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent,
         (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6 hereof) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make


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
         such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 13.2 hereof, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6 hereof) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 6.6(d) hereof (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a), 6.6(b) or 6.6(c) hereof with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take


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
         such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at such Lender's expense.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6 hereof, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent evidence of such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 6.6 hereof shall survive the termination of the Commitments and the payment in full of the Notes.

         VI.7. Replacement Banks. The Borrower may, in its sole discretion, on ten (10) Business Days' prior written notice to the Agent and the applicable Lender, cause a Lender who has (a) incurred increased costs or is unable to make Eurodollar Rate Loans, (b) failed to fund any requested Advance, or (c) made any claim for taxes under Section 6.6 hereof, require such Lender to (and such Lender shall) assign, pursuant to Section 13.1 hereof, all of its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrower which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Commitments and any other amount payable to such Lender under this Agreement; provided, however, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 6.5 hereof) shall be payable by the Borrower as if the Borrower had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. The Borrower or the assignee shall pay the applicable processing fee under Section 13.1 hereof.




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
                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

         VII.1. Conditions of Initial Advance. The obligation of the Lenders to make the Term Loans and the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any additional Letter of Credit, and of NationsBank to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                           (i)      executed originals of each of this
                  Agreement, the Notes, the Security Instruments and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) certificates representing all of the shares of Pledged Stock, together with undated stock powers executed in blank;

                           (iii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit P hereto;

                           (iv) a certificate of the Chief Financial Officer of the Borrower, certifying the solvency of the Borrower and its Subsidiaries on the date of and immediately after giving effect to the transactions contemplated hereby;

                           (v) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (vi) specimen signatures of officers of each Credit Party executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                           (vii) the charter documents of each Credit Party certified as of a recent date by the Secretary of State of its state of organization;

                           (viii) the bylaws of each Credit Party certified as of the Closing Date as


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
                  true and correct by its secretary or assistant secretary;

                           (ix) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each Credit Party as to the due existence and good standing of each Credit Party;

                           (x) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Credit Party as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (xi) notice of appointment of the initial Authorized Representative(s);

                           (xii) evidence of all insurance required by the Loan Documents;

                           (xiii) an initial Borrowing Notice, if any, Borrowing Base Certificate, and, if elected by the Borrower, Interest Rate Selection Notice;

                           (xiv) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require;

                           (xv) fully executed Landlord Waivers for the warehouse facilities located in Nevada, Florida, Arkansas, South Carolina, California, North Carolina and Washington;

                           (xvi)    an executed copy of the Transaction
                  Documents certified as a full, true and correct copy of such documents by an Authorized Officer of the Borrower;

                           (xvii) an executed copy of the Junior Financing Documents certified as a full, true and correct copy of such documents by an Authorized Representative of the Borrower;

                           (xviii)  evidence that all fees payable by the
                  Borrower on the Closing Date to the Agent, NMS and the Lenders have been paid in full;


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
                           (xix) copies of all executed employment or compensation agreements with all members of key management of the Borrower;

                           (xx) The Agent and the Lenders shall have received (a) the unaudited financial statements for the Borrower and its Subsidiaries and HPG for the three-month period ended March 31, 1998 and for all subsequent monthly periods ended prior to the Closing Date, (b) audited financial statements of HPG for each of fiscal years 1995, 1996 and 1997, (c) pro forma consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of March 31, 1998 and financial projections of the Borrower and its Subsidiaries covering not less than five complete Fiscal Years after the Closing, in each case giving effect to the Acquisition, the transactions contemplated thereby and the proposed capital structure, and (d) interim monthly financial statements and monthly working capital detail for the most recent trailing twelve months for which internal financial statements are available and the first projected year, in each case in form and substance satisfactory to the Agent, all of which projections and financial statements shall conform to GAAP applied on a consistent basis except as otherwise disclosed;

                           (xxi) certificate of an Authorized Representative dated the Closing Date certifying as to the matters set forth in Section 7.1(b)(i), (ii), (iii), (iv), (vi) and (vii) below;

                           (xxii) copies of independent environmental reports with respect to the Queretero Property in form and content acceptable to the Agent and the Lenders;

                           (xxiii)  such other documents, instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

                  (b)      Each of the following shall be true:

                           (i) The Junior Financing and the HPG Acquisition shall have been consummated on terms acceptable to the Agent and the Lenders;

                           (ii) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Credit Parties delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (iii) There shall not be any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that
                  (a) purports to affect the transactions contemplated hereby (including the HPG Acquisition), (b) could reasonably be expected to have a material adverse effect on the financings or any other transactions contemplated hereby (including the HPG Acquisition), or on the Borrower or its Subsidiaries or
                  (c) would reasonably be expected to have a material adverse effect on the ability of the parties hereto and thereto to perform their obligations hereunder or under the Transaction Documents;

                           (iv) the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby and under the Junior Financing Documents and the Transaction Documents without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower or any Subsidiary is a party or by which any of them or their properties are bound or
                  (C) the charter documents or bylaws of any Credit Party; and

                           (v) there shall not have occurred or exist (A) an engagement in hostilities by the United States of America or other national or international emergency or calamity, (B) a general suspension of or material limitation on trading on the New York Stock Exchange or other national securities exchange, (C) the declaration of a general banking moratorium by any applicable Governmental Authority or the imposition by any applicable Governmental Authority of any material limitation on transactions of the type contemplated by the Loan Documents, or (D) any other material disruption of financial or capital markets that could reasonably be expected to adversely affect the transactions contemplated under the Loan Documents.

                           (vi) There shall not have occurred a material adverse change since December 31, 1997 in the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries and HPG, taken as a whole or prospects of the Borrower and its Subsidiaries, taken as a whole, or in the facts and information regarding such entities as represented to date, including, without limitation, the absence of any (a) event or circumstance, (b) change in laws or regulations or (c) action, suit, investigation or proceeding pending or threatened in any court or before any governmental authority that purports to affect the Borrower or any of its Subsidiaries, or HPG or any transaction contemplated hereby, and that could have or could be reasonably expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower or its


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
                  Subsidiaries or HPG to perform their respective obligations under the Transaction Documents or the Junior Financing Documents.

                           (vii) All of the representations and warranties and covenants contained in the Transaction Documents and the Junior Financing Documents shall be true or performed in accordance with their terms, respectively.

         VII.2. Conditions of Loans and Letter of Credit. The obligations of the Lenders to make any Loans, and the Issuing Bank to issue Letters of Credit, and of NationsBank to make any Swing Line Loan, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by
         Article III;

                  (b) the representations and warranties of the Borrower set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a)(i) hereof shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 hereof from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article X shall have occurred and be continuing; and

                  (d) the Agent and the Lenders shall be reasonably satisfied that the Borrower and each Subsidiary will be Year 2000 Compliant on and after 90 days prior to year 2000.

                  (e)      immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance of all outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;


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
                           (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                           (iii)    a Swing Line Loan, the Swing Line
                  Outstandings shall not exceed $10,000,000; and

                           (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed either (x) the Total Revolving Credit Commitment or (y) the Borrowing Base.

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                                  ARTICLE VIII

                         Representations and Warranties

         The Borrower represents and warrants with respect to itself and its Subsidiaries (which representations and warranties are made after giving effect to the HPG Acquisition and which shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         VIII.1.  Organization and Authority.

                  (a) The Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Credit Party has the power and authority to execute, deliver and perform the applicable Facility Guaranty and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which the Borrower or any other Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Credit Party, enforceable against the Borrower or such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         VIII.2. Loan Documents. The execution, delivery and performance by the Borrower and each other Credit Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower and each other Credit Party required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any other Credit Party or its properties, or (iii) the charter documents or bylaws of the Borrower or any other Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which Borrower or any other Credit Party is a party, or by which the properties or assets of Borrower or any other Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower or any other Credit Party except any Liens in favor of the Agent and the Lenders created by the Security Instruments.

         VIII.3. Solvency. The Borrower and each other Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         VIII.4. Subsidiaries and Shareholders. All shares of capital stock or other equity interests of the Borrower are duly authorized, validly issued, fully paid and non-assessable. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 hereto and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.21 hereof; Schedule 8.4 hereto states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4 hereto, free and clear of any Lien other then the Liens created under the Loan Documents in favor of the Agent for the benefit of the Lenders.

         VIII.5. Ownership Interests. The Borrower owns no interest in any Person other than the Persons listed in Schedule 8.4 hereto and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 9.21 hereof.

         VIII.6.  Financial Condition.

                  (a) The Borrower has heretofore furnished to the Agent and each Lender audited consolidated and related consolidating balance sheets of the Borrower and its

         Subsidiaries (including Borrower) as at December 31, 1997 and the notes thereto and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended as examined and certified by the Borrower's independent certified public accountants. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in its shareholders' equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis;

                  (b) since December 31, 1997, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) the consolidated balance sheets of each of the Borrower and its Subsidiaries and HPG that are attached hereto as
         Schedule 8.6(c) hereto fairly present the consolidated financial position of the Borrower and its Subsidiaries and HPG as of the dates set forth therein, in each case in accordance with GAAP applied on a Consistent Basis (except as otherwise specifically indicated therein). The consolidated statements of income and cash flows of the Borrower and its Subsidiaries and HPG that are attached hereto as Schedule 8.6(c) have been prepared in conformity with GAAP applied on a Consistent Basis through all the periods involved (except as otherwise specifically indicated therein) and fairly present the consolidated results of operations of each of the Borrower and its Subsidiaries and HPG for the periods indicated. The pro forma consolidated statements of income and cash flows included in Schedule 8.6(c) hereto fairly present the estimated consolidated income and cash flows of the Borrower and its Subsidiaries assuming the consummation of the HPG Acquisition as if it had occurred on the date set forth therein, and the pro forma consolidated balance sheet of the Borrower included in Schedule 8.6(c) hereto fairly presents the consolidated financial condition of the Borrower and its Subsidiaries on the Closing Date (after giving effect to all simultaneous transactions to occur on such date).

                  (d) except as set forth in the financial statements referred to in Section 8.6(a) hereof or as set forth in Schedule 8.6(d) hereto, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         VIII.7. Title to Properties. The Borrower and each of its Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 hereto.


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
         VIII.8. Taxes. The Borrower and each of its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 8.6(a) hereof and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         VIII.9.  Other Agreements. Neither the Borrower nor any Subsidiary is:

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         VIII.10. Litigation. Except as set forth in Schedule 8.10 hereto, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower, or any of its Subsidiaries or affecting the Borrower or any of its Subsidiaries or any properties or rights of the Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

         VIII.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         VIII.12. Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.
Section 80a-1, et seq.). The application of the proceeds of the Loans and


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
repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

         VIII.13. Intellectual Property. The Borrower and its Subsidiaries own or have the right to use under valid license agreements or otherwise, all licenses, franchises, patents, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights, and all applications for any of the foregoing, material to the conduct of their businesses as now conducted (the "Intellectual Property"), all such Intellectual Property being identified on the schedules to the Intellectual Property Security Agreement and, except as set forth on Schedule 8.13 hereto, without conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person. Each Credit Party owning any Collateral as defined in the Intellectual Property Security Agreement is a party to the Intellectual Property Security Agreement.

         VIII.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         VIII.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any of its Subsidiaries, nor any relationship between the Borrower or any of its Subsidiaries and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any of its Subsidiaries as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         VIII.16.          Employee Benefit Plans.

                  (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee

         Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals from any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA or whose funding is regulated by any Foreign Benefit Law, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, all Foreign Benefit Laws and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

         VIII.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         VIII.18.          Hazardous Materials.

                  (a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws in all material respects, and has been issued and maintains all required federal, state and local permits, licenses, certificates and approvals pertaining to Hazardous Materials that are germane to the conduct of its business. Neither the Borrower nor any of its Subsidiaries has been notified of any pending or threatened action, suit, proceeding or investigation which, and neither the Borrower nor any of its Subsidiaries is aware of any facts, which (i) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any of its Subsidiaries with any Environmental Laws, (ii) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit, certification or approval pertaining to Hazardous Material that is germane to the conduct of its business, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any of its Subsidiaries to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

                  (b) Neither the Borrower nor any of its Subsidiaries, nor, to the best of Borrower's knowledge, any previous owner or operator of any real property owned or operated by the Borrower or any of its Subsidiaries or any other Person, has managed, generated, stored, released, treated, or disposed of any Hazardous Material on any portion of such property, or transferred or caused to be transferred any Hazardous Material from such property to any other location except in compliance with all Environmental Laws. Except for Hazardous Materials necessary for the routine maintenance of the Properties owned or operated by the Borrower and its Subsidiaries and as used in the ordinary course of the Borrower's or its Subsidiaries' business, which Hazardous Material shall be used in accordance with all applicable Environmental Laws, the Borrower covenants it shall, and shall cause each of its Subsidiaries to, not permit any Hazardous Materials to be brought on to the real property owned or operated by the Borrower and its Subsidiaries, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws.

         VIII.19.          Employment Matters.

                  (a) Except with respect to employees located in Mexico, none of the employees of the Borrower or any of its Subsidiaries is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any such Subsidiary or between the Borrower or any such Subsidiary and any of their employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         VIII.20. RICO Neither the Borrower nor any of its Subsidiaries is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

         VIII.21. Year 2000 Compliance. The Borrower has (a) undertaken a review and assessment of the business and operations of the Borrower and its Subsidiaries with respect to becoming Year 2000 Compliant and the Borrower is taking or causing to be taken or undertaking to commence all actions necessary to become and continue to be Year 2000 Compliant prior to 90 days prior to year 2000, including taking all actions and at the times specified in the Year 2000 Compliance Plan, as adopted, and (b) undertaken a review and assessment of the business and operations of each of its Related Business Parties with respect to becoming Year 2000 Compliant and the Borrower reasonably believes that each Related Business Party is taking or causing to be taken or undertaking to commence all actions necessary to become and continue to be Year 2000 Compliant prior to 90 days prior to year 2000; the Borrower reasonably believes each of the Borrower and each Subsidiary will be Year 2000 Compliant prior to, on and after 90 days prior to year 2000.


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
         VIII.22. Transaction Agreement Representations. To the best of Borrower's knowledge, each of the representations and warranties of the Seller contained in Exhibit B of the Transaction Agreement and each of the other Transaction Documents are true and correct as of the Closing Date.










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                                                            ARTICLE IX

                             Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         IX.1.    Financial Reports, Etc.

                  (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year after the Closing Date, deliver or cause to be delivered to the Agent and each Lender (i) the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries, with the notes thereto, and the related audited consolidated and unaudited consolidating statements of earnings, cash flow, and shareholders' equity and the notes thereto, for such Fiscal Year, setting forth in the case of the consolidated statements comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the audited consolidated financial reports, opinions of Grant Thornton LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified and without an exception not acceptable to the Agent; and (ii) a certificate of an Authorized Representative as to the absence of any Default or Event of Default and demonstrating compliance with Section 10.22 hereof, which certificate shall be in the form attached hereto as Exhibit L and incorporated herein by reference;

                  (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter beginning with the fiscal quarter ended June 30, 1998, deliver to the Agent and each Lender (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of earnings and cash flow for such fiscal quarter and for the period from the beginning of the Fiscal Year through the end of such fiscal quarter, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the results of their operations and the changes in shareholders' equity for such fiscal quarter, in conformity with the standards of GAAP with respect to interim financials, and (ii) a certificate of an Authorized Representative as to the absence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii);

                  (c) together with delivery of the financial statements required under Section 9.1(a) above, deliver or cause to be delivered to the Agent and each Lender a letter from the Borrower's accountants specified in Section 9.1(a)(i) hereof stating that, in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (d) as soon as practical and in any event within 25 days after the end of each month, deliver or cause to be delivered to the Agent and each Lender (i) a summary and aging of Eligible Receivables and (ii) a Borrowing Base Certificate in the form of Exhibit K hereto;

                  (e) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender consolidated financial projections for the Borrower and its Subsidiaries for the period from the beginning of the next Fiscal Year to the Stated Maturity Date, prepared on an annual basis;

                  (f) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file from and after the date hereof with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries;

                  (g) together with each delivery of the financial statements required by Section 9.1(a) or (b) hereof, deliver to the Agent and each Lender a management letter or other report setting forth any material deviation from the Year 2000 Compliance Plan and any other event or condition which could reasonably be expected to prevent or materially delay the Borrower, any Subsidiary or any Related Business Party from becoming Year 2000 Compliant before 90 days prior to year 2000; and

                  (h) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding the Borrower's and any of its Subsidiaries' operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or, subject to Section 13.9 hereof, to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         IX.2. Maintain Properties and Agreements. Maintain (a) all properties necessary to their operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct their business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices and (b) all Material Contracts and Material Leases in full force and effect without material defaults thereunder.

         IX.3. Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect their existence and all material rights and franchises, and maintain their licenses or qualifications to do business as foreign corporations and good standing in each jurisdiction in which their ownership or lease of property or the nature of their business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         IX.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of their properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants determined on a consolidated basis have been established unless and until any Lien resulting therefrom attaches to any of their property and becomes enforceable against any of their creditors.

         IX.5. Insurance. (a) Keep all of their insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, in any manner. such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 9.5 hereof shall provide that the Agent shall be named as loss payee or additional insured, as applicable, and that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered

         IX.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of their dealings and transactions, and set up on their books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         IX.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any of its Subsidiaries and to discuss their affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         IX.8. Observe all Laws. Conform to and duly observe in all respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of their business where the failure to observe such laws, rules, regulations or other requirements could have a Material Adverse Effect.

         IX.9. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.8 inclusive.

         IX.10. Officer's Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any of its Subsidiaries to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         IX.11. Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of (a) any action or proceeding against the Borrower or any Subsidiary by any Governmental Authority the outcome of which could reasonably be expected to have a Material Adverse Effect or (b) any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate amount in respect of all such proceedings and processes greater than $1,000,000 not otherwise covered by insurance, in each case promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         IX.12. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all letters, notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release into the environment by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or a Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         IX.13. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless, and only during the period that, the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made.

         IX.14. Indemnification. The Borrower hereby agrees to defend, indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including, without limitation, assessment and cleanup costs and reasonable attorneys', consultants' and other experts' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Material by or on behalf of the Borrower or any Subsidiary on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this
Section 9.14 shall survive repayment of the Obligations, the occurrence of the Facility Termination Date and expiration or termination of this Agreement.

         IX.15. Further Assurances. At the Borrower's cost and expense upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, agreements, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         IX.16. Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days, the Borrower will give notice of and/or deliver to Agent copies of (a) the establishment of any new Employee Benefit Plan, (b) the commencement of contributions to any Pension Plan or Multiemployer Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee

Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code or any Foreign Benefit Law (in the case of an Employee Benefit Plan regulated by any Foreign Benefit Law) by the due date.

         IX.17. Termination Events. Promptly and in any event within ten (10) days of becoming aware of the occurrence of or forthcoming occurrence of any
(a) Termination Event or (b) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, the Borrower will deliver to Agent a notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         IX.18. ERISA Notices. With reasonable promptness but in any event within ten (10) days for purposes of clauses (a), (b) and (c), the Borrower will deliver to the Agent copies of (a) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within ten (10) Business Days of the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         IX.19. Continued Operations. Continue at all times (a) to conduct its business and engage principally in the Core Business and (b) to preserve, protect and maintain free from Liens (other than Permitted Liens) its Intellectual Property.

         IX.20. Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Sections 2.11 or 3.12 hereof.

         IX.21. New Subsidiaries; Minority Interests.

                (a) In the event of the acquisition or creation of any Subsidiary or Control Subsidiary (a "New Subsidiary"), cause to be delivered to the Agent for the benefit of the Lenders a Stock Pledge Agreement with respect to the Pledged Stock of such New Subsidiary substantially in the form of Exhibit G hereto within thirty (30) Business Days of the acquisition or creation of a Subsidiary; provided, however, that if such New

         Subsidiary is a Foreign Subsidiary, such pledge of capital stock shall be limited to 65% of the outstanding voting stock of such New Subsidiary and shall only be required if it is a Direct Foreign Subsidiary or a Direct Foreign Control Subsidiary;

                  (b) In the event of the acquisition or creation of any Domestic Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following indicated to be delivered by such Subsidiary within thirty (30) Business Days of the acquisition or creation of such Subsidiary:

                         (i) a Guaranty executed by such Subsidiary, substantially in the form of Exhibit J hereto;

                         (ii) a Security Agreement executed by such Subsidiary, substantially in the form of Exhibit H hereto;

                         (iii) if such Subsidiary has any material leased locations, a Landlord Waiver in the form of Exhibit M hereto;

                         (iv) if such Subsidiary owns any real property, a Mortgage executed by such Subsidiary, substantially in the form of Exhibit O hereto;

                         (v) if such Subsidiary owns any Intellectual Property, an Intellectual Property Security Agreement, executed by such Subsidiary, substantially in the form of
                  Exhibit I hereto;

                  (c) In the event of the acquisition or creation of any Subsidiary subject to the provisions of clauses (a) or (b) above, cause to be delivered to the Agent for the benefit of the Lenders each of the following within the time periods indicated therein:

                         (i) an opinion of counsel to such Subsidiary dated as of the date of delivery of the other documents required to be delivered pursuant to this Section 9.21 and addressed to the Agent and the Lenders, in form and substance identical to the opinion of counsel delivered pursuant to
                  Section 7.1 hereof on the Closing Date with respect to any Guarantor and the Pledged Stock; and

                         (ii) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents or by applicable laws, of the shareholders), of such Subsidiary authorizing the actions and the execution and delivery and performance of such Guaranty, Security Agreement, Stock Pledge Agreement, Intellectual Property Security Agreement or other agreement required under this

                  Section 9.21 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date after giving effect to such Guaranty, Security Agreement, Stock Pledge Agreement, and, if applicable, Intellectual Property Security Agreement.

                  (d) In the event (i) the Borrower or any Domestic Subsidiary creates or acquires any material minority investment in any Person or (ii) the Borrower owns any Salton/Maxim Shares after July 31, 1999, cause to be delivered to the Agent for the benefit of the Lenders (A) a Stock Pledge Agreement with respect to the equity interests (or the Salton/Maxim Shares, as applicable) of such Person owned by the Borrower or such Domestic Subsidiary (subject to the 65% limitation on pledging shares of Foreign Subsidiaries contained herein) substantially in the form of Exhibit G hereto and (B) an opinion of counsel dated as of the date of delivery of the other documents required to be delivered pursuant to this Section 9.21 and addressed to the Agent and the Lenders, in form and substance identical to the opinion of counsel delivered pursuant to Section 7.1 hereof on the Closing Date with respect to the Pledged Stock, all within thirty (30) Business Days of the acquisition or creation of such investment.



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                                                          ARTICLE X

                               Negative Covenants

         Until the occurrence of the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         X.1. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, howsoever evidenced, except the following (collectively, the "Permitted Indebtedness"):

                  (a) Indebtedness set forth in Schedule 8.6 hereto and incorporated herein by reference and any extension, renewal or refinancing thereof that does not increase the principal amount thereof or the interest rate payable thereon from that existing immediately prior to such extension, renewal or refinancing; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (c)    Indebtedness evidenced by the Subordinated Notes;

                  (d) Indebtedness consisting of Hedging Obligations not prohibited under Section 10.9 hereof;

                  (e) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (f) (i) purchase money Indebtedness and (ii) Indebtedness incurred with respect to financing of Capital Expenditures, collectively under both clause (i) and (ii) not to exceed an aggregate outstanding amount at any time of $5,000,000;

                  (g) Indebtedness of any Guarantor owing to the Borrower or another Guarantor and Indebtedness of the Borrower owing to any Guarantor;

                  (h) Indebtedness consisting of guaranties by the Borrower of Indebtedness permitted under Section 10.1(i) below;

                  (i) additional Indebtedness incurred by any Foreign Subsidiary in an aggregate outstanding principal amount at any time not to exceed the difference of (A)

         $80,000,000 less (B) the amount of any investments permitted under
         Section 10.3(f) hereof.

         X.2. Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, including without limitation any capital stock of the Borrower or any of its Subsidiaries, other than any of the following (collectively, the "Permitted Liens"):

                  (a) Liens existing as of the date hereof and as set forth in Schedule 8.7 attached hereto, provided, however, that any such Lien that is released after the date hereof may not thereafter re-attach or otherwise become permitted by this Section 10.2(a);

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (c) Liens in respect of purchase money Indebtedness permitted to be incurred pursuant to Section 10.1(f)(i) hereof in connection with the acquisition of certain tangible property; provided that (a) the original principal balance of the Indebtedness secured by such Lien constitutes not less than 80% nor more than 100% of the purchase price of the property acquired and (B) such Lien extends only to the property acquired with the proceeds of the Indebtedness so secured;

                  (d) statutory Liens of landlords who are not subject to a Landlord Waiver and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (e) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere with the ordinary conduct of the business of the Borrower or any Subsidiary and do not impair the use of the property to which they attach to the extent that such interference or impairment would reasonably be expected to have a Material Adverse Effect; and

                  (g) Liens on real property securing Indebtedness permitted under Section 10.1(a), (b), (f) or (i) hereof (subject to compliance with subsection (c) above in connection with purchase money Indebtedness).

         X.3. Investments; Acquisitions. Make any Acquisition or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower and its Subsidiaries may:

                  (a)    invest in Eligible Securities;

                  (b) maintain investments, loans and advances existing as of the date hereof and as set forth in Schedule 8.4 hereto;

                  (c) accept and maintain accounts receivable arising and trade credit granted in the ordinary course of business and retain any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (d) make and maintain loans and advances to and investments in Subsidiaries which are Guarantors;

                  (e) consummate Permitted Acquisitions and mergers permitted under Section 10.4(a) hereof;

                  (f) make and maintain loans, advances and investments in Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $40,000,000.

                  (g) make and maintain other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

         X.4.     Merger or Transfer of Assets.

                  (a) Consolidate with or merge into any other Person, or permit any other Person to merge into it; provided, however, (i) any Subsidiary may merge or transfer all or any part of its assets into or consolidate with the Borrower or any Domestic Subsidiary, in each case, provided the requirements of Article VI and Section 9.21 hereof are complied with as of the effective date of the consummation of such merger, (ii) any Subsidiary may merge into another Person that is not a Subsidiary prior to such merger whereby such other Person is the surviving corporation provided the requirements of Article VI and
         Section 9.21 hereof are complied with and such other Person becomes a Subsidiary as of the effective date of the consummation of such merger and that such merger would be a Permitted Acquisition but for the Subsidiary not being the surviving corporation, (iii) any Direct Foreign Subsidiary may merge with or into any other Direct Foreign Subsidiary provided the requirements of Article VI and Section 9.21 hereof are complied with as of the effective date of the consummation of such merger, (iv) any Foreign Subsidiary which is not a Direct Foreign Subsidiary may merge with or into any other Foreign Subsidiary provided the requirements of Article VI and Section 9.21 hereof are complied with as of the effective date of the consummation of such merger and (v) the Borrower or any Subsidiary may make a Permitted Acquisition.

                  (b) Sell, lease, transfer or otherwise dispose of any assets other than (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of equipment which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is less, of not more than three percent (3%) of Property, Plant and Equipment and Capitalized Software as shown on the consolidated balance sheet of the Borrower and its Subsidiaries adjusted to provide for the HPG Acquisition which is not replaced by equipment having at least equivalent value, (iii) dispositions of equipment which is replaced with equipment of like kind, function and value, provided the replacement equipment shall be acquired prior to or substantially contemporaneously with any disposition of the Equipment that is to be replaced, and the replacement equipment shall be free and clear of Liens other than Permitted Liens, (iv) dispositions of other assets which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is less, of not more than one percent (1%) of Consolidated Shareholders' equity of Borrower and its Subsidiaries adjusted to provide for the HPG Acquisition and (v) any Equity Offering of authorized but unissued equity securities the Net Proceeds of which are subject to the terms of Section 2.6(b) hereof except as otherwise provided therein.

         X.5. Transactions with Affiliates. Other than transactions permitted under Sections 10.3 and 10.4 hereof, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services or sell inventory to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services or sell inventory to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         X.6. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate in excess of $500,000;

                  (b) permit the present value of all benefit liabilities under all Pension Plans (except as provided below) to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities (the "Excess Liabilities Value") by more than $500,000;

                  (c) permit any accumulated funding deficiency in excess of $500,000 (as defined in Section 302 of ERISA and Section 412 of the
         Code) with respect to any Pension Plan, whether or not waived;

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $500,000; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $500,000; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Law and all other applicable laws and the regulations and interpretations thereof.

         X.7.  Fiscal Year.  Change the Borrower's Fiscal Year.

         X.8. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution,

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except in connection with the merger or consolidation of Subsidiaries into each other or into a Borrower permitted pursuant to Section 10.4 hereof.

         X.9. Hedging Obligations. Incur any Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, except for Hedging Obligations entered into in the ordinary course of business which are not for speculative or investment purposes.

         X.10. Dividends, Redemptions and Other Payments. (a) Declare or pay any cash dividends or make any other payment or distribution on account of its capital stock (other than dividends payable in the ordinary course of business solely in Common Stock) on any shares of stock of any class of the Borrower, now or hereafter outstanding, or (b) purchase, redeem (whether mandatory or optional redemption) or otherwise retire any such shares or interests in consideration of cash or any debt instrument (whether or not subordinated) or shares of capital stock issued by any Subsidiary of the Borrower, or apply or set apart any of their assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares, or agree to do any of the foregoing, other than (i) dividends payable by any Subsidiary to another Subsidiary or to the Borrower and (ii) the purchase or redemption of capital stock of employees pursuant to an Approved Stock Option Plan so long as (A) the aggregate amount paid in connection with such purchase or redemption during any twelve month period does not exceed $500,000 and (B) no Default or an Event of Default exist after giving effect to such purchase or redemption.

         X.11.  Subordinated Debt.

                (a) Pay or prepay, or set aside any cash or other assets to pay or prepay, (i) all or any part of the principal amount owing with respect of the Subordinated Bridge Debt or the Permanent Subordinated Notes or (ii) any interest, premium or other amounts in respect to the Subordinated Bridge Debt or the Permanent Subordinated Notes other than in accordance with the terms of the Bridge Loan Agreement and the Indenture; provided, however, that the Subordinated Bridge Debt may be refinanced and replaced by the Permanent Subordinated Notes in connection with the consummation of the Permanent Junior Financing.

                (b) Materially amend the provisions of or terminate (other than in connection with the full and final payment of the Subordinated Bridge Debt or the Permanent Subordinated Notes) the Bridge Loan Documents or the Permanent Junior Financing Documents without the prior written consent of the Required Lenders.

         X.12. Defaults Under Other Agreements. Permit any landlord, mortgagee, trustee under deed of trust or lienholder to lawfully declare a default under any lease, mortgage, deed of trust or lien instrument on real estate owned or leased by the Borrower or any Guarantor or permit any landlord to lawfully terminate, prior to the expiration of its term, any leasehold interest of the

Borrower or any Guarantor, if such default or termination, individually or collectively, would reasonably be expected to result in a Material Adverse Effect.

         X.13.  Compensation; Reimbursement of Expenses.

                  (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition.

                  (b) Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Guarantor for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Guarantor in the ordinary course of business.

         X.14. Change in Accountants. Change its independent public accountants to any Person other than Grant Thornton LLP, Price Waterhouse, L.L.P., Deloitte & Touche, L.L.P., KPMG Peat Marwick, L.L.P., Arthur Andersen & Co., L.L.P., Coopers & Lybrand, L.L.P. or Ernst & Young, L.L.P., or any successor to any thereof as a result of their combination.

         X.15. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Guarantor of real or personal property which has been or is to be sold or transferred by the Borrower or any Guarantor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Guarantor.

         X.16. Negative Pledge Clauses. Enter into any agreement other than this Agreement and the other Loan Documents and the Junior Financing Documents which prohibits or limits the ability of any of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien, security interest or encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         X.17. Intellectual Property. Cause or permit any of the licenses, trademarks, patents, copyrights, or other Intellectual Property of the Borrower or its Subsidiaries to be sub-licensed, assigned or transferred or subject to any encumbrance or interest, other than in favor of the Agent for the benefit of the Lenders hereunder or, with respect to sub-licenses only, to manufacturers and distributors of Inventory in the ordinary course of business as currently conducted.

          X.18. Licenses. Grant, establish, create or permit to exist any license of any of the Intellectual Property to any Person except for (i) such licenses granted for the limited purpose of conducting sales or marketing promotions in the ordinary course of business of existing or new products for a reasonable, limited time period, (ii) such licenses approved by the Required Lenders in writing prior to the granting thereof within 30 days after request therefor, such

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approval not to be unreasonably withheld, and (iii) such licenses granted to any
Material Subsidiary party to the Intellectual Property Security Agreement which has delivered an appropriate Intellectual Property Assignment executed in blank with respect to such license.

         X.19. Amendment of Documents. Materially amend, supplement or replace, or waive any of the material terms or provisions of, (a) any Material Contract, (b) the Transaction Documents, (c) the Bridge Loan Agreement or (d) the Organizational Documents or Operating Documents of the Borrower without the prior written consent of the Agent and the Required Lenders.

         X.20. Limitations on Certain Restrictive Covenants. Neither the Borrower nor any Subsidiary shall enter into, or permit to exist, with any Person any agreement (other than this Agreement) which prohibits or limits the ability of any Subsidiary to declare or pay any dividend or make any loan to or investment in the Borrower or any other owner of such Subsidiary.

         X.21. Limitations on Business Activities. The Borrower will not conduct any business or engage in any activity or hold any assets other than holding the shares of capital stock of its Subsidiaries and administrative activities directly related thereto.

         X.22.  Financial Covenants.

                (a) Consolidated Net Worth. Permit at any time Consolidated
         Net Worth to be less than 90% of Consolidated Net Worth at June 30, 1998, such amount to be increased as at the first day of each fiscal quarter, beginning with the fiscal quarter beginning October 1, 1998, by an amount equal to (a) seventy-five percent (75%) of Consolidated Net Income during the immediately preceding fiscal quarter, plus (b) one hundred percent (100%) of the Net Proceeds of any Equity Offering consummated during the immediately preceding fiscal quarter; provided, however, in no event shall the Consolidated Net Worth requirement be decreased as a result of a net loss of the Borrower and its Subsidiaries (i.e., negative Consolidated Net Income) for any fiscal quarter, except that Consolidated Net Worth may be reduced by the actual amount of non-cash charges incurred in connection with the HPG Acquisition up to but not exceeding $25,000,000. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 9.1(a) and (b) hereof; provided, however such increase shall be deemed effective as of the first day of the fiscal quarter in which such financial statements are delivered or required to be delivered, if earlier.

                (b) During the period prior to the refinancing of the Subordinated Bridge Notes with the Permanent Junior Financing:

                           (i) Consolidated Fixed Charge Coverage Ratio. Permit
                  Consolidated Fixed Charge Coverage Ratio to be less than the ratio indicated below at any time during the period indicated:

                           Closing Date through
                           third fiscal quarter 1999               1.00 to 1.00

                           Fourth fiscal quarter 1999
                           and thereafter                          1.25 to 1.00

                          (ii) Consolidated Interest Coverage Ratio. Permit
                  Consolidated Interest Coverage Ratio to be less than the ratio indicated below at any time during the period indicated:

                           Closing Date through
                           first fiscal quarter 1999               1.75 to 1.00

                           Second fiscal quarter 1999
                           through third fiscal quarter 1999       1.50 to 1.00

                           Fourth fiscal quarter 1999
                           through third fiscal quarter 2000       1.75 to 1.00

                           Fourth fiscal quarter 2000
                           and thereafter                          2.00 to 1.00

                         (iii) Consolidated Leverage Ratio. Permit Consolidated
                  Leverage Ratio to be greater than the ratio indicated below at any time during the period indicated:

                           Second fiscal quarter 1999              6.50 to 1.00

                           Third fiscal quarter 1999               6.80 to 1.00

                           Fourth fiscal quarter 1999
                           through first fiscal quarter 2000       5.00 to 1.00

                           Second fiscal quarter 2000              5.50 to 1.00

                           Third fiscal quarter 2000               5.75 to 1.00

                           Fourth fiscal quarter 2000
                           through second fiscal quarter 2001      4.00 to 1.00

                           Third fiscal quarter 2001               4.50 to 1.00

                           Fourth fiscal quarter 2001
                           and thereafter                          3.50 to 1.00

                          (iv) Consolidated EBITDA. Permit Consolidated EBITDA
                  to be less than the amount indicated below at the date indicated:

                           Third fiscal quarter end 1998           $23,000,000

                           Fourth fiscal quarter end 1998          $54,000,000

                           First fiscal quarter end 1999           $60,000,000

                           (v) Total Indebtedness. Permit the aggregate amount
                  of Indebtedness owing by the Borrower and its Subsidiaries on a consolidated basis, less the outstanding amount of the Subordinated Bridge Notes, to exceed $355,000,000 at any time.

                  (c) During the period on or after the consummation of the refinancing of the Subordinated Bridge Notes with the Permanent Junior
         Financing:

                           (i) Consolidated Fixed Charge Coverage Ratio. Permit
                  Consolidated Fixed Charge Coverage Ratio to be less than the ratio indicated below at any time during the period indicated:

                           Closing Date through
                           third fiscal quarter 1999               1.00 to 1.00

                           Fourth fiscal quarter 1999
                           through third fiscal quarter 2000       1.25 to 1.00

                           Fourth fiscal quarter 2000
                           and thereafter                          1.50 to 1.00

                          (ii) Consolidated Interest Coverage Ratio. Permit
                  Consolidated Interest Coverage Ratio to be less than the ratio indicated below at any time during the period indicated:

                           Closing Date through
                           third fiscal quarter 1999               2.00 to 1.00

                           Fourth fiscal quarter 1999
                           through third fiscal quarter 2000       2.50 to 1.00

                           Fourth fiscal quarter 2000
                           and thereafter                          3.00 to 1.00

                         (iii) Consolidated Leverage Ratio. Permit Consolidated
                  Leverage Ratio to be greater than the ratio indicated below at any time during the period indicated:

                           Second fiscal quarter 1999              5.50 to 1.00

                           Third fiscal quarter 1999               6.00 to 1.00

                           Fourth fiscal quarter 1999
                           through first fiscal quarter 2000       4.00 to 1.00

                           Second fiscal quarter 2000
                           Through third fiscal quarter 2000       4.50 to 1.00

                           Fourth fiscal quarter 2000
                           through second fiscal quarter 2001      3.00 to 1.00

                           Third fiscal quarter 2001               3.50 to 1.00

                           Fourth fiscal quarter 2001
                           and thereafter                          3.00 to 1.00

                          (iv) Consolidated EBITDA. Permit Consolidated EBITDA
                  to be less than the amount indicated below at the date indicated:

                           Third fiscal quarter end 1998           $23,000,000

                           Fourth fiscal quarter end 1998          $54,000,000

                           First fiscal quarter end 1999           $60,000,000

                           (v) Total Indebtedness. Permit the aggregate amount
                  of Indebtedness owing by the Borrower and its Subsidiaries on a consolidated basis, less the outstanding amount of the Permanent Subordinated Notes, to exceed $335,000,000 at any time.

                                                               ARTICLE XI

                       Events of Default and Acceleration

         XI.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                 (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, Article III or Article IV, at maturity, by acceleration or otherwise; or

                 (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders, the Issuing Bank or the Agent on the date on which the same shall be due and payable; or

                 (c) if default shall be made in the performance or observance of any covenant set forth in Sections 9.7, 9.10, 9.20, 9.21 and Article X; or

                 (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a) or (b) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than in accordance with its terms in the absence of default or with the consent of the Agent and the Lenders), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or with the consent of the Agent and the Lenders); or

                 (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any of its Subsidiaries in an amount not less than $500,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any of their Subsidiaries, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any of its Subsidiaries, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                 (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                 (g) if the Borrower or any of its Subsidiaries shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                 (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any of its Subsidiaries or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any of its Subsidiaries seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any of its Subsidiaries or of the whole or any substantial part of any of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any of its Subsidiaries any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any of its Subsidiaries takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,000,000 is rendered against the Borrower or any of its Subsidiaries, or (ii) there is any attachment, injunction or execution against any of the Borrower's or its Subsidiaries' or properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty
         (30) days; or

                  (j) if the Borrower or any of its Subsidiaries shall suspend all or any part of its operations material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole; or

                  (k)  if the Borrower merges into another Person or dissolves;

                  (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents; or

                  (m) if any Event of Default as defined in any of the Bridge Loan Documents or the Permanent Junior Financing Documents shall occur; or

                  (n) if any Person or group of Persons acting in concert, other than the owners of more than 10% of outstanding securities of the Borrower as of Closing Date having voting rights in the election of directors, shall own or control, directly or indirectly, more than 30% of the outstanding securities of the Borrower having voting rights in the election of directors, in each case to be determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests; or

                  (o) if (i) the Borrower or any Subsidiary shall fail (A) to implement or complete any material action or process constituting a portion of the Year 2000 Compliance Plan on the date set forth for implementation or completion of such action or process and such failure shall continue for a period of 30 or more days or (B) to be Year 2000 Compliant on or after 90 days prior to year 2000; or (ii) any Related Business Party (A) shall notify the Borrower that it will not or reasonably does not expect to be Year 2000 Compliant prior to January 1, 2000 or (B) shall fail to be Year 2000 Compliant on or after 90 days prior to January 1, 2000; or

                  (p) if the Kmart Agreement shall be terminated or any amendment thereof is entered into by the parties thereto without the consent of the Agent and such termination or amendment has or could reasonably be expected to have a Material Adverse Effect; or

                  (q) if the report of the field examination of the assets of the Borrower is not completed with results satisfactory to the Agent within 90 days after the Closing Date; or

                  (r) if the the acquistion of the Queretero, Mexico property is not consummated in accordance with the terms of the Transaction Agreement on or before August 31, 1998; or

                  (s) if the Black & Decker License Agreement shall (i) be modified in any material respect having an adverse effect on the Borrower without the written consent of the Agent or (ii) terminate, or the license granted thereunder shall terminate, for any reason prior to the expiration of the Initial Term (as defined in the Black & Decker License Agreement);

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                              (A) either or both of the following actions may be
                           taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                              (B) the Borrower shall, upon demand of the Agent
                           or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                              (C) the Agent and each of the Lenders shall have
                           all of the rights and remedies available under the Loan Documents or under any applicable law.

         XI.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         XI.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         XI.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         XI.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to this Article XI, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders pursuant to Sections 3.10, 4.3,
         4.4 and 13.5 hereof;

                  (b) amounts due to the Agent pursuant to Section 12.8 hereof;

                  (c) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (d) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 11.1 hereof;

                  (f) amounts due to the Agent, the Issuing Bank and/or Lenders pursuant to Sections 4.2(g) and 12.9 hereof;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (h) payments of amount due to Lenders under any Swap
         Agreement;

                  (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                                      ARTICLE XII

                                    The Agent

         XII.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 hereof and the first sentence of Section 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and
(e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         XII.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         XII.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         XII.4. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         XII.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 13.5 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.5 hereof, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive the Facility Termination Date and the expiration or termination of this Agreement.

         XII.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         XII.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent meeting the requirements set forth herein. The Borrower shall have the right to approve such Agent so long as no Default or Event of Default exist. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         XII.8. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.

                                                      ARTICLE XIII

                                  Miscellaneous

         XIII.1.  Assignments and Participations.

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided, however, that

                          (i) each such assignment shall be to an Eligible Assignee;

                         (ii) except in the case of an assignment to another Lender, an Affiliate of a Lender, or Approved Fund or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 (or if less, the entire remaining amount of such Lender's Revolving Credit Commitment, Term Loan A Commitment, Term Loan B Commitment or Term Loan C Commitment) in excess thereof;

                        (iii) each such assignment by a Lender with respect to the Revolving Credit Facility shall be of a constant, and not varying, percentage of all of its rights and obligations under the Revolving Credit Facility and Letter of Credit Facility and the Revolving Note;

                         (iv) each such assignment by a Lender with respect to the Term Loan A Facility shall be of a constant, and not varying, percentage of all of its rights and obligations under the Term Loan A Facility and the Term Note A;

                          (v) each assignment by a Lender with respect to the Term Loan B Facility shall be a constant, and not varying, percentage of all of its rights and obligations under the Term Loan B Facility and the Term Note B;

                         (vi) each assignment by a Lender with respect to the Term Loan C Facility shall be a constant, and not varying, percentage of all of its rights and obligations under the Term Loan C Facility and the Term Note C; and

                        (vii) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6 hereof.

                  (b) The Agent shall maintain at its address referred to in
         Section 13.2 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the right of set-off contained in Section 13.3 hereof, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement; provided, however, that consent of the participant may be required for amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending or increasing its Commitment).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
         Section 13.9 hereof.

         XIII.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           Windmere-Durable Holdings, Inc.
                           5980 Miami Lakes Drive
                           Miami Lakes, Florida 33014
                           Attn: Chief Financial Officer
                           Telephone:       (305) 362-2611
                           Telefacsimile:   (305) 364-0635

                  (b)      if to the Agent:

                           NationsBank, National Association
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Cindy Harmon, Agency Services
                           Telephone:       (704) 386-8451
                           Telefacsimile:   (704) 386-9923

                           with a copy to:

                           NationsBank, National Association
                           NationsBank Tower
                           100 Southeast 2nd Street, 14th Floor
                           Miami, Florida 33131
                           Attention: Corporate Finance
                           Telephone:       (305) 533-2418
                           Telefacsimile:   (305) 523-2437

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

         XIII.3.  Right of Set-off; Adjustments

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                  (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds


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


         thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         XIII.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         XIII.5.  Expenses; Indemnification.

                  (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication of the facilities and the preparation, execution, delivery, administration, modification or amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower acknowledges that NationsBank and NMS on behalf of the Borrower will cause a substantial portion of the Commitments to be acquired by other financial institutions subsequent to the Closing Date. NationsBank, at the request of the Borrower and in order to expedite the HPG Acquisition, has agreed to provide all the Commitments at the Closing Date. The Borrower agrees that during a period of up to 90 days following the Closing Date one or more assignments of portions of the Commitments will occur and that to the extent the Borrower has outstanding Eurodollar Rate Loans the Borrower will likely incur additional costs, fees and charges under Section 6.5 hereof. The Borrower agrees to immediately reimburse the Agent and NationsBank for any such costs, fees and charges. In addition, the Borrower agrees that the incurrence of such costs, fees and charges shall not be the basis for the Borrower withholding its consent or approval of any Person as an Eligible Assignee. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for punitive, consequential, indirect or special damages, as opposed to direct damages.

                  (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.5 shall survive the Facility Termination Date and the expiration or termination of this Agreement.

           XIII.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article XII or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any

Commitment, or (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 13.5 or any other provision of this Agreement or (v) release Guarantors or all or substantially all of the Collateral other than as otherwise permitted herein; and provided further that no such amendment or waiver shall, unless signed by Lenders holding more than 50% of the Term Loan A Commitments, Term Loan B Commitments or Term Loan C Commitments, as applicable, change the application of any payment of Term Loan A, Term Loan B or Term Loan C.

         XIII.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         XIII.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         XIII.9. Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any

Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section 13.9, to any actual or proposed participant or assignee.

         XIII.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         XIII.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         XIII.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         XIII.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         XIII.14.  GOVERNING LAW; WAIVER OF JURY TRIAL.

                   (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                   (b) THE BORROWER AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND EACH LENDER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                   (c) THE BORROWER AND EACH LENDER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2 HEREOF, BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                   (d) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                   (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                    WINDMERE-DURABLE HOLDINGS, INC.
WITNESS:

                                    By:
                                       ---------------------------------------
                                    Name:  Harry D. Schulman
                                    Title: Senior Vice President-Finance and
                                             Administration


                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    AS AGENT


                                    By:
                                       ---------------------------------------
                                    Name:  Andrew M. Airheart
                                    Title: Senior Vice President







                        Credit Agreement Signature Page 1

                                    NATIONSBANK, NATIONAL ASSOCIATION


                                    By:
                                       ---------------------------------------
                                    Name:   Andrew M. Airheart
                                    Title:  Senior Vice President

                                            Domestic Lending Office:
                                            NationsBank, National Association
                                            Independence Center, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: Agency Services
                                            Telephone:      (704) 388-2374
                                            Telefacsimile:  (704) 386-9923

                                            Wire Transfer Instructions:
                                            NationsBank, National Association
                                            ABA # 053000196
                                            Account No.:1366212250600
                                            Reference: Corporate Credit Services
                                            Attention: Windmere





                        Credit Agreement Signature Page 2